SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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RITE AID CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RITE AID CORPORATION
P.O. BOX 3165
HARRISBURG, PENNSYLVANIA 17105

Notice of Annual Meeting of Stockholders
To Be Held on June 24, 2004

To Our Stockholders:

What:	Our Annual Meeting of Stockholders for Fiscal Year 2004

When:	June 24, 2004 at 10:30 a.m., local time

Where:	The Century Plaza Hotel 2025 Avenue of the Stars Los Angeles, California 90067

Why:	At this Annual Meeting, we plan to:

1.	Elect two directors to hold office until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	Approve, ratify and adopt the Rite Aid Corporation 2004 Omnibus Equity Plan;

3.	Consider and vote upon a stockholder proposal, if properly presented, requesting Rite Aid Corporation's management to prepare and make public an employment diversity report; and

4.	Transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof.

Only Stockholders of record at the close of business on May 3, 2004 will receive notice of, and be eligible to vote at, the Annual Meeting and any adjournment or postponement thereof. The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Your vote is important. Please read the Proxy Statement and the voting instructions on the enclosed proxy and then, whether or not you plan to attend the Annual Meeting in person, and no matter how many shares you own, please complete and promptly return your proxy in the envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs. If you are a Stockholder of record, you may also authorize the individuals named on the enclosed proxy to vote your shares by calling a specially designated telephone number (TOLL FREE 877-785-2637) or via the Internet at www.computershare.com/us/proxy. These telephone and Internet voting procedures are designed to authenticate your vote and to confirm that your voting instructions are followed. Specific instructions for Stockholders of record who wish to use telephone or Internet voting procedures are set forth on the enclosed proxy. You may revoke your proxy at any time before the vote is taken by (a) delivering to the Secretary of Rite Aid a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or (b) voting your shares in person at the Annual Meeting.

By order of the Board of Directors
Robert B. Sari Secretary
Camp Hill, Pennsylvania May 21, 2004

i

RITE AID CORPORATION
P.O. BOX 3165
HARRISBURG, PENNSYLVANIA 17105

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 24, 2004

GENERAL INFORMATION

The Board of Directors of Rite Aid Corporation, a Delaware corporation ("Rite Aid" or the "Company"), seeks your proxy for use in voting at our 2004 Annual Meeting of Stockholders to be held at The Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California 90067, on June 24, 2004 at 10:30 a.m., local time, or any adjournment or postponement thereof (the "Meeting"). This proxy statement, the foregoing notice and the enclosed proxy are first being mailed on or about May 21, 2004 to all holders of our common stock, par value $1.00 per share ("Common Stock") and 8% Series D Cumulative Convertible Pay-in-Kind Preferred Stock ("Series D Preferred Stock") (collectively, the "Stockholders") entitled to vote at the Meeting.

Purpose of the Meeting

At the Meeting, the Stockholders will be asked to vote on the following proposals:

Proposal No. 1:	To elect two directors to hold office until the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

Proposal No. 2	To approve, ratify and adopt the Rite Aid Corporation 2004 Omnibus Equity Plan; and

Proposal No. 3:	To consider and vote upon a stockholder proposal, if properly presented, requesting Rite Aid Corporation's management to prepare and make public an employment diversity report.

In addition, the holders of the Series D Preferred Stock, voting separately as a class, will vote to elect one director (the "Series D Preferred Director") to hold office until the 2007 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Record Date

Only Stockholders of record at the close of business on May 3, 2004 (the "Record Date") will receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 517,213,069 shares of Common Stock and 4,261,593.0632 shares of Series D Preferred Stock (each of which is entitled to approximately 18.18 votes per share, or an aggregate of approximately 77,475,761 votes).

Quorum and Voting

The presence at the Meeting, in person or by proxy, of the holders of 297,344,415 shares (a majority of the aggregate number of shares of Common Stock and Series D Preferred Stock (on an as-if-converted basis) issued and outstanding and entitled to vote as of the Record Date) is necessary to constitute a quorum to transact business. Proxies marked "Abstain" and broker proxies that have not voted on a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions ("Broker Non-Votes"), if any, will be counted in determining the presence of a quorum. In deciding all matters that come before the Meeting, each holder of Common Stock as of the Record Date is entitled to one vote per share of Common Stock and each holder of Series D Preferred Stock as of the Record Date is entitled to approximately 18.18 votes per share of Series D Preferred Stock (one vote per share of Common Stock issuable upon conversion of the Series D Preferred Stock). As of the Record Date, the Series D Preferred Stock was convertible into an aggregate of approximately 77,475,761 shares of Common Stock. The holders of the Common Stock and Series D Preferred Stock vote together as a single class, except that the holders of the Series D Preferred Stock, voting separately as a class, will vote to elect the Series D Preferred Director.

Required Votes

Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the total number of votes cast at the Meeting by the holders of shares of Common Stock and Series D Preferred Stock, voting together as a single class. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and Broker Non-Votes, if any, will not be counted as having been voted and will have no effect on the outcome on the vote on the election of directors, except to the extent the failure to vote for a nominee results in another nominee receiving a larger number of votes. Stockholders may not cumulate votes in the election of directors.

The affirmative vote of a majority of the total number of votes of the Common Stock and the Series D Preferred Stock represented and entitled to vote at the meeting, voting together as a single class, is necessary for (a) the approval, ratification and adoption of the Rite Aid Corporation 2004 Omnibus Equity Plan, as specified in Proposal No. 2, and (b) the approval of the stockholder proposal as specified in Proposal No. 3. In determining whether Proposal Nos. 2 and 3 have received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as votes against the proposal, and Broker Non-Votes, if any, will have no effect on the votes for Proposal Nos. 2 and 3.

Voting Procedures

Stockholders of record can choose one of the following three ways to vote:

1.	By mail: Sign, date and return the proxy in the enclosed pre-paid envelope.

2.	By telephone: Call (TOLL FREE 877-785-2637) and follow the instructions.

3.	Via the Internet: Access www.computershare.com/us/proxy and follow the instructions.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. If you want to vote in person at the Meeting and you hold Common Stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Proxies

If the enclosed proxy card is properly signed and returned prior to voting at the Meeting, the shares represented thereby will be voted at the Meeting in accordance with the instructions specified thereon. If the proxy card is signed and returned without instructions, the shares will be voted as follows:

Proposal No. 1:	FOR the nominees of the Board in the election of directors;

Proposal No. 2:	FOR the approval, ratification and adoption of the Rite Aid Corporation 2004 Omnibus Equity Plan; and

Proposal No. 3:	AGAINST the stockholder proposal.

Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

You may revoke your proxy by doing any of the following:

•	Delivering a written notice of revocation to the Secretary of Rite Aid, dated later than the proxy, before the vote is taken at the Meeting;

•	Delivering a duly executed proxy to the Secretary of Rite Aid bearing a later date (including proxy by telephone or via the Internet) before the vote is taken at the Meeting; or

•	Voting in person at the Meeting (your attendance at the Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Robert B. Sari, Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to our Secretary at the Meeting before we begin voting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Rite Aid's Board of Directors is divided into three classes, with each class to be composed as equally as possible. The Board of Directors currently consists of three directors whose terms expire this year, two directors whose terms expire in 2005 and three directors whose terms expire in 2006. The term of one class of directors expires at each annual meeting of Stockholders and each class serves a three-year term. Although the Board of Directors has a Nominating and Governance Committee, the nominees for directors (other than the Series D Preferred Director) were nominated by the entire Board and the nominee for the Series D Preferred Director was nominated by the holder of the Series D Preferred Stock.

The Company's By-Laws provide that the Board of Directors may be composed of up to 15 members, with the number to be fixed from time to time by the Board of Directors. The Board of Directors has fixed the number of directors for the year commencing at the Meeting at eight.

Director Nominees

The Board of Directors has nominated Mary F. Sammons and George G. Golleher to be elected directors at the Meeting. The holder of the Series D Preferred Stock has informed the Company that it will elect John G. Danhakl as the Series D Preferred Director. Each of the nominees for director to be elected at the Meeting currently serves as a director of the Company. Each director elected at the Meeting will hold office until 2007. The other directors will remain in office for the remainder of their respective terms, as indicated below.

If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, then the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE

BOARD OF DIRECTORS

The following table sets forth certain information with respect to the Company's directors and the director nominees as of the Record Date:

Name	Age	Position with Rite Aid	Year First Became Director	Term as Director will Expire (1)
Robert G. Miller	60	Chairman	1999	2005
Mary F. Sammons	57	Director, President and Chief Executive Officer	1999	2004
John G. Danhakl	48	Director	2003	2004
Alfred M. Gleason	74	Director	2000	2005
George G. Golleher	56	Director	2002	2004
Colin V. Reed	56	Director	2003	2006
Stuart M. Sloan	60	Director	2000	2006
Jonathan D. Sokoloff	46	Director	1999	2006

(1)	Directors' terms of office are scheduled to expire at the annual meeting of stockholders to be held in the year indicated.

Robert G. Miller.    Mr. Miller has been Chairman of the Board of the Company since December 5, 1999. Mr. Miller was also the Chief Executive Officer from December 1999 until June 2003. Previously, Mr. Miller served as Vice Chairman and Chief Operating Officer of The Kroger Company, a retail food company. Mr. Miller joined Kroger in March 1999, when The Kroger Company acquired Fred Meyer, Inc., a food, drug and general merchandise chain. From 1991 until the acquisition, he served as Chief Executive Officer of Fred Meyer, Inc. Mr. Miller also serves as a director of Harrah's Entertainment, Inc.

Mary F. Sammons.    Ms. Sammons has been President and a member of Rite Aid's Board of Directors since December 5, 1999 and Chief Executive Officer since June 2003. She had been the Chief Operating Officer from December 1999 until June 2003. From April 1999 to December 1999, Ms. Sammons served as President and Chief Executive Officer of Fred Meyer Stores, Inc., a subsidiary of The Kroger Company. From January 1998 to April 1999, Ms. Sammons served as President and Chief Executive Officer of Fred Meyer Stores, Inc., a subsidiary of Fred Meyer, Inc. From 1985 through 1997, Ms. Sammons held several senior level positions with Fred Meyer Stores Inc., the last being that of Executive Vice President. Ms. Sammons also serves as Chairman of the Board of the National Association of Chain Drugstores and is a director of First Horizon National Corporation and of The Rite Aid Foundation.

John G. Danhakl.    Mr. Danhakl has been a Managing Partner of Leonard Green & Partners, L.P. since 1995. Leonard Green & Partners, L.P. is an affiliate of Green Equity Investors III, L.P. and is a private equity firm based in Los Angeles, California. Prior to that, he served as a Managing Director in the Los Angeles office of Donaldson, Lufkin & Jenrette, which he joined in 1990. He presently serves on the Board of Directors of Big 5 Sporting Goods Corporation; Diamond Triumph Auto Glass, Inc., Leslie's Poolmart, Inc., Liberty Group Publishing, Inc., MEMC Electronic Materials Inc.; Petco Animal Supplies, Inc.; VCA Antech, Inc.; Arden Group, Inc. and several private companies. Mr. Danhakl was elected as a director pursuant to director nomination rights granted to Green Equity Investors III, L.P. under an October 27, 1999 agreement between Rite Aid and Green Equity Investors with respect to the purchase of 3,000,000 shares of Rite Aid preferred stock.

Alfred M. Gleason.    Mr. Gleason is currently a self-employed consultant. Mr. Gleason served as the President of the Port of Portland Commission in Portland, Oregon, from 1996 until June 1999. From 1985 until 1995, Mr. Gleason held several positions with PacifiCorp, including Chief Executive Officer, President and Director. PacifiCorp was the parent company of Pacific Power & Light, Utah Power & Light and Pacific Telecom, Inc.

George G. Golleher.    From June 1999 to present, Mr. Golleher has worked as a business consultant and a private equity investor following his retirement after 28 years of experience in the Southern California food industry. From March 1998 to May 1999, Mr. Golleher served as President, Chief Operating Officer and director of Fred Meyer, Inc. Prior to joining Fred Meyer, Inc., Mr. Golleher served for 15 years with Ralphs Grocery Company as Chief Executive Officer when Ralphs merged with Fred Meyer, Inc. in March 1998. Mr. Golleher is Chairman of the Board of Directors of American Restaurant Group, Inc., which operates Black Angus Restaurants, and also serves on the board of directors of General Nutrition Centers. In May 2003, Mr. Golleher was named the Chief Executive Officer of Simon Worldwide Inc., a promotional marketing firm, and has served as a director of Simon Worldwide since November 1999.

Colin V. Reed.    Mr. Reed has been President, Chief Executive Officer and a director of Gaylord Entertainment Company, a diversified entertainment corporation headquartered in Nashville, Tennessee, since April 2001. The company includes among its businesses Gaylord Hotels, Grand Ole Opry, The Ryman Auditorium, WSM Radio and Resort Quest International. Before joining Gaylord, Mr. Reed was Chief Financial Officer of Harrah's Entertainment, Inc. from April 1997 until 2001, a member of the three-executive Office of the President of Harrah's from May 1999 until 2001 and a director of Harrah's from 1998 to 2001. Joining Harrah's in 1977, he served in various executive capacities including Senior Vice President of Development where he oversaw the growth of Harrah's Casinos and was named Executive Vice President and Chief Financial Officer in 1997. He also served in various management positions for Holiday Corporation, former parent company of Harrah's, including Executive Assistant to the Chairman and Chief Financial Officer for Holiday Inn for the Europe, Middle East and Africa division. Mr. Reed serves on the board of directors of Bass Pro, Inc. and is a fellow in the British Association of Hotel Accountants.

Stuart M. Sloan.    Mr. Sloan has been a principal of Sloan Capital Companies, a private investment company, since 1984. Mr. Sloan was also the Chairman of the Board from 1986 to 1998 and the Chief Executive Officer from 1991 to 1996 of Quality Food Centers, Inc., a supermarket chain. He currently serves on the boards of directors of Anixter International, Inc. and J. Crew.

Jonathan D. Sokoloff.    Mr. Sokoloff has been a Managing Partner of Leonard Green & Partners, L.P. since 1994. Leonard Green & Partners, L.P. is an affiliate of Green Equity Investors III, L.P. and is a private equity firm based in Los Angeles, California. Since 1990, Mr. Sokoloff has also been a partner in a merchant banking firm affiliated with Leonard Green & Partners, L.P. Mr. Sokoloff is also a director of Diamond Triumph Auto Glass, Inc., Dollar Financial Group, Inc. and The Sports Authority. Mr. Sokoloff was elected as a director pursuant to director nomination rights granted to Green Equity Investors III, L.P. under an October 27, 1999 agreement between Rite Aid and Green Equity Investors with respect to the purchase of 3,000,000 shares of Rite Aid preferred stock.

Corporate Governance

The Board of Directors recognizes that good corporate governance is an important means of protecting the interests of the Company's stockholders, associates, customers, and the community. The Company has closely monitored and implemented relevant legislative and regulatory corporate governance reforms, including provisions of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), the rules of the Securities and Exchange Commission (the "SEC") interpreting and implementing Sarbanes-Oxley, and the corporate governance listing standards of the New York Stock Exchange (the "NYSE").

Website Access to Corporate Governance Materials.    The Company's corporate governance information and materials, including our Certificate of Incorporation, By-Laws, Corporate Governance Guidelines, committee charters, Code of Ethics for the Chief Executive Officer and Senior Financial Officers and Code of Ethics and Business Conduct are posted on the corporate governance section of the Company's website at www.riteaid.com and are available in print upon request to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Corporate Secretary. The Board will regularly review corporate governance developments and modify these materials and practices as warranted.

Codes of Ethics.    The Board has adopted a Code of Ethics that is applicable to our Chief Executive Officer and Senior Financial Officers. The Board has also adopted a Code of Ethics and Business Conduct that applies to all of our associates, officers and directors. Any amendment to either code or any waiver of either code for executive officers or directors will be disclosed on the corporate governance section of the Company's website at www.riteaid.com.

Director Independence.    For a director to be considered independent under the NYSE listing standards, the Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company, including any of the relationships specifically proscribed by the NYSE independence standards. To assist it in determining director independence, the Board has established independence guidelines that satisfy the NYSE listing standards. The independence guidelines are set forth in section one of the Company's Corporate Governance Guidelines. The Board considers all relevant facts and circumstances in applying these guidelines and in making independence determinations.

The Board of Directors has determined that all of the directors, other than Mr. Miller and Ms. Sammons, including those who serve on the Nominating and Governance, Audit and Compensation Committees satisfy the NYSE independence requirements and the Company's independence guidelines, and that the members of the Audit Committee satisfy the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 and the NYSE requirements for audit committee members.

Committees of the Board of Directors

Executive Committee.    The members of the Executive Committee are Robert G. Miller (Chairman), Mary F. Sammons, Stuart M. Sloan and Jonathan D. Sokoloff. The Executive Committee did not meet during fiscal year 2004. However, on five occasions in fiscal year 2004, the Executive Committee acted by unanimous written consent. The Executive Committee, except as limited by Delaware law, is empowered to exercise all of the powers of the Board of Directors.

Nominating and Governance Committee.    The Nominating and Governance Committee currently consists of George G. Golleher (Chairman), John G. Danhakl and Colin V. Reed, each of whom is an independent director under the New York Stock Exchange listing standards. See "Corporate Governance—Director Independence" above. The Nominating and Governance Committee did not meet during fiscal year 2004.

The functions of the Nominating and Governance Committee include the following:

•	Identifying and recommending to the Board individuals qualified to serve as directors of the Company;

•	Recommending to the Board directors to serve on committees of the Board;

•	Advising the Board with respect to matters of Board composition and procedures;

•	Developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and

•	Overseeing the annual evaluation of the Board and the Company's management.

The Nominating and Governance Committee is governed by a charter, a current copy of which is posted on the corporate governance section of the Company's website at www.riteaid.com. A copy of the charter is also available in print to stockholders upon request to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Corporate Secretary.

The Nominating and Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•	The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Nominating and Governance Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Corporate Secretary. The Nominating and Governance Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered for nomination to stand for election at an upcoming annual meeting of stockholders, the recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of stockholders.

The Nominating and Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities. In addition, the Nominating and Governance Committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating and Governance Committee also seeks to have the Board represent a diversity of backgrounds and experience.

The Nominating and Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board – for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Audit Committee.    The Audit Committee, which held seven meetings during fiscal year 2004, currently consists of Alfred M. Gleason (Chairman), George G. Golleher and Colin V. Reed, each of whom is an independent director under the New York Stock Exchange listing standards and satisfies the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 and the additional NYSE requirements for audit committee members. See "Corporate Governance—Director Independence" above. The Board has determined that Alfred M. Gleason qualifies as an "audit committee financial expert" as that term is defined under SEC rules. The functions of the Audit Committee include the following:

•	Appointing, compensating and overseeing the Company's independent auditors,

•	Overseeing management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of appropriate internal control systems, and

•	Overseeing the activities of the Company's internal audit function.

The independent auditors and internal auditors meet with the Audit Committee with and without the presence of management representatives. For additional information, see "Audit Committee Report."

Compensation Committee.    The Compensation Committee, which met five times during fiscal year 2004, currently consists of Stuart M. Sloan (Chairman), Jonathan D. Sokoloff and John G. Danhakl, each of whom is an independent director under the New York Stock Exchange listing standards. See "Corporate Governance—Director Independence" above. The functions of the Compensation Committee include the following:

•	Administering the Company's stock option and other equity incentive plans,

•	Determining and approving the compensation levels for the Chief Executive Officer, and

•	Reviewing and recommending to the Board of Directors other senior officers' compensation levels.

For additional information, see "Report of the Compensation Committee on Executive Compensation."

Executive Sessions of Non-Management Directors

In order to promote discussion among the non-management directors, regularly scheduled executive sessions (i.e., meetings of non-management directors without management present) are held to review such topics as the non-management directors determine. These sessions are presided over by the chair of the Nominating and Governance Committee, chair of the Audit Committee or chair of the Compensation Committee depending on the subject matter to be covered in the meeting. The non-management directors met four times during fiscal year 2004 in executive session.

Communications with the Board of Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, the non-management directors, any individual directors or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or committee of directors by either name or title. All such correspondence should be sent to Rite Aid Corporation, c/o Corporate Secretary, P.O. Box 3165, Harrisburg, PA 17105. To communicate with any of our directors electronically, stockholders should go to our corporate website at www.riteaid.com. Under the headings "Investor Information/Corporate Governance/Contact Our Board" you will find an on-line form that may be used for writing an electronic message to the Board, the non-management directors, any individual directors, or any committee of directors. Please follow the instructions on our website in order to send your message.

All communications received as set forth above will be opened by the Corporate Secretary for the purpose of determining whether the contents represent a message to our directors, and depending on the facts and circumstances outlined in the communication, will be distributed to the Board, the non-management directors, an individual director, or committee of directors, as appropriate. The Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the Board or of the committee to which the envelope or e-mail is addressed.

Directors' Attendance at Board, Committee and Annual Meetings

The Board of Directors held five regular meetings and five special meetings during fiscal year 2004. Each incumbent director of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings held by all committees on which such director served, during the period for which such director served.

It is the Company's policy that directors are invited and encouraged to attend the Annual Meeting of Stockholders. Seven of our directors were in attendance at the 2003 Annual Meeting of Stockholders.

Directors' Compensation

Except for Robert G. Miller, whose compensation arrangements are discussed below and in the section entitled "Employment and Employment-Related Agreements and Termination of Employment — Employment Agreement with Mr. Miller as Chairman," under the director compensation plan, all non-employee directors who are not affiliated with entities that provide services to the Company receive an annual payment of $50,000 in cash, payable quarterly in arrears. Directors who are officers and full-time employees of the Company or who are affiliated with entities that provide services to the Company receive no separate compensation for service as directors or committee members. Directors are reimbursed for travel and lodging expenses associated with attending Board of Directors meetings.

Non-employee directors who are not affiliated with entities that provide services to the Company are entitled to annually receive non-qualified stock options to purchase 50,000 shares of Common Stock; however, each person who is first elected or appointed as a director after January 1, 2002 and who is eligible to receive compensation for serving as a director shall, on the date first elected or appointed, receive non-qualified stock options to purchase 100,000 shares of Common Stock. All of the options received by the directors vest ratably over a three-year period beginning on the first anniversary of the date they were granted. None of such options vests after the non-employee director ceases to be a director, except in the case of a director whose service terminates after he or she reaches age 72 and who has served as a director for eighteen months or more following the date of grant of options, in which case such options will vest immediately upon termination. All of the options vest immediately upon a change in control. No stock option grants were made in fiscal year 2004 to the non-employee directors.

In fiscal year 2004, Rite Aid's non-employee directors also received $1,000 for each Board of Directors and committee meeting attended or $1,500 for each meeting attended at which such non-employee director served as the chairman of a committee, except that Jonathan D. Sokoloff and John G. Danhakl received no compensation.

On April 9, 2003, Rite Aid entered into a new employment agreement with the Company's former CEO, Robert G. Miller, pursuant to which, effective as of June 25, 2003, Mr. Miller continued serving solely as Chairman of the Board and will do so through June 30, 2005, or the date of Rite Aid's 2005 Annual Meeting of Stockholders, whichever is earlier. Please see "Employment and Employment-Related Agreements and Termination of Employment — Employment Agreement with Mr. Miller as Chairman" for details regarding Mr. Miller's compensation and other material terms of this agreement.

PROPOSAL NO. 2

ADOPTION, RATIFICATION AND APPROVAL OF
2004 OMNIBUS EQUITY PLAN

Introduction

The Company views employee equity ownership as a significant motivation for its executives and associates to maximize value for its stockholders. We believe that the grant of stock options and other stock-based awards provides a long-term incentive for employees and executives to contribute to the growth of the Company. In addition, we value awards which establish a direct link between compensation and stockholder return, such as stock options (which only yield value to the extent that our stock price appreciates) and performance-based awards (which require the attainment of specified performance goals in order for the recipient to realize value). We also feel that it is important for equity and equity-based awards to be made to a cross section of our associates, including, but not limited to, our executive officers. Consequently, the Company feels that it is important to insure that it will be able to continue to provide equity and equity based compensation to our associates in the future.

General

On April 7, 2004, the Board of Directors approved the Rite Aid Corporation 2004 Omnibus Equity Plan (the "2004 Plan"), subject to stockholder approval. A copy of the 2004 Plan is attached as Appendix A to this proxy statement and the following description of the material terms of the 2004 Plan is qualified in its entirety by the complete text of the plan.

The 2004 Plan is intended to promote the interests of the Company and its stockholders by providing officers and other associates (including directors who are also associates) with incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individual officers, other associates, consultants and nonemployee directors in fulfilling their personal responsibilities for long-range achievements. Approximately 10,000 persons will be eligible to participate in the 2004 Plan.

The 2004 Plan is intended to permit the grant of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, which generally limits the deduction that the Company may take for compensation of its CEO and four other most highly compensated executive officers who are serving at the end of the year. Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. Among these requirements is a requirement that the material terms pursuant to which the performance based compensation is to be paid be disclosed to and approved by the stockholders. Accordingly, if the 2004 Plan is approved by stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, performance based compensation paid to covered officers pursuant to the 2004 Plan will not fail to be deductible due to the operation of Section 162(m).

Description of Principal Features of the 2004 Plan

Types of Awards.    The following six types of awards may be granted under the 2004 Plan: stock options (including both incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code and nonqualified options ("NQSOs"), which are options that do not qualify as ISOs), stock appreciation rights, restricted stock, phantom stock, stock bonus awards, and other equity-based awards valued in whole or in part by reference to, or otherwise based on, the Company's common stock.

Shares Available.    There are reserved for issuance under the 2004 Plan a total of 20 million shares of common stock, subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, subdivision reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event. The maximum number of such shares of common stock that may be the subject of awards other than options and stock appreciation rights is 10 million (also subject to equitable adjustment). Shares subject to an award that remain unissued upon the cancellation or termination of the award will again become available for award under the 2004 Plan, as shall any shares subject to an award that are retained by the Company as payment of the exercise price or tax withholding obligations and previously owned shares surrendered to the Company as payment of the exercise price of an option or to satisfy tax withholding obligations. In addition, to the extent an award is paid or settled in cash, the number of shares previously subject to the award shall again be available for grants pursuant to the 2004 Plan. Under the 2004 Plan, no participant may be granted awards with respect to 1 million or more shares of common stock in any calendar year (subject to equitable adjustment). The market price of the Company's common stock on May 3, 2004 was $5.07 per share.

Administration.    The 2004 Plan will be administered by the Compensation Committee of the Company's Board of Directors. Each member of the Compensation Committee is expected to be a "non-employee director" (within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934), an "outside director" (within the meaning of Section 162(m) of the Internal Revenue Code) and an "independent director" within the meaning of the New York Stock Exchange listed company manual.

Eligibility.    Officers of the Company, including the executive officers listed on the summary compensation table, associates, non-employee directors and consultants to the Company are eligible to receive awards under the 2004 Plan at the discretion of the Compensation Committee (or, in the case of non-employee directors, the Board).

Exercisability and Vesting.    Awards will become exercisable or otherwise vest at the times and upon the conditions that the Compensation Committee may determine, as reflected in the applicable award agreement, except that options and restricted stock which vest solely based on continued employment may not fully vest prior to the third anniversary of the grant date (unless vesting is accelerated upon termination of employment or due to a change in control of the company).

Performance Goals.    The vesting of awards that are intended to qualify as performance-based compensation will be based upon one or more of the following business criteria: return on total stockholder equity; earnings or book value per share of common stock; net income (before or after taxes); earnings before all or any interest, taxes, depreciation and amortization and/or other adjustments; inventory goals; return on assets, capital or investment; market share; cost reduction goals; earnings from continuing operations; levels of expense, costs or liabilities; store level performance; operating profit; sales or revenues; stock price appreciation; total stockholder return; implementation or completion of critical projects or processes. The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to the Company, an affiliate, a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. Where applicable, business criteria will be determined in accordance with generally accepted accounting principles and achievement of the criteria will require certification by the Compensation Committee. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it deems appropriate.

Stock Options.    Options entitle the participant to purchase shares of common stock during a specified period at a purchase price specified by the Compensation Committee (at a price not less than 100% of the fair market value of the common stock on the day the option is granted). Each option granted under the 2004 Plan will have a maximum term of 10 years from the date of grant, or such lesser period as the Compensation Committee shall determine. Options may be exercised in whole or in part by the payment of cash of the full option price, by tendering shares of common stock with a fair market value equal to the option price (and owned by the participant for at least six months prior to exercise) or by other methods in the discretion of the Compensation Committee. Options granted under the 2004 Plan may not be re-priced to lower the exercise price, nor may they provide for automatic "re-load" grants upon the exercise of an option with shares of common stock. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it deems appropriate.

Stock Appreciation Rights.    A stock appreciation right may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option, or may be granted unrelated to an option. Stock appreciation rights generally permit the participant to receive cash or common stock equal to the difference between the exercise price of the stock appreciation right (which must equal or exceed the fair market value of the common stock at the date of grant) and the fair market value of the common stock on the date of exercise.

Restricted Stock.    The Compensation Committee may grant restricted shares of common stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Compensation Committee may determine in its discretion. Except for restrictions on transfer and such other restrictions as the Compensation Committee may impose, participants will have all the rights of a stockholder with respect to the restricted stock. Restricted stock that vests solely upon the continued employment or service of the participant may not become fully vested prior to the third anniversary of the date upon which the restricted stock is granted, except as may be set forth in an agreement with respect to vesting of restricted stock upon termination of employment or service or upon a change in control of the Company.

Phantom Stock.    A phantom stock award is an award of the right to receive an amount of cash or common stock at a future date based upon the value of the common stock at the time of vesting of the award.

Stock Bonus Awards.    A stock bonus award is an award of common stock, made at the discretion of the Compensation Committee upon such terms and conditions (if any) as the Compensation Committee may determine.

Other Awards.    Other forms of awards valued in whole or in part by reference to, or otherwise based on, common stock may be granted either alone or in addition to other awards under the 2004 Plan. For example, the 2004 Plan will permit the grant of performance-based awards denominated in shares and with respect to which participants may earn a range of shares, depending upon the actual level of performance. Subject to the provisions of the 2004 Plan, the Compensation Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such other awards shall be granted, the number of shares of common stock to be granted pursuant to such other awards and all other conditions of such awards.

Amendment and Termination of the Plan.    The 2004 Plan may be amended by the Board of Directors, subject to stockholder approval where necessary to satisfy legal or regulatory requirements.

The 2004 Plan will terminate not later than June 24, 2014. However, awards granted before the termination of the 2004 Plan may extend beyond that date in accordance with their terms.

Certain Federal Income Tax Consequences

Set forth below is a discussion of certain United States federal income tax consequences with respect to certain awards that may be granted pursuant to the 2004 Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2004 Plan.

Incentive Stock Options.    In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are issued to a participant pursuant to the exercise of an ISO and the participant does not dispose of the shares within the two-year period after the date of grant and within one year after the receipt of the shares by the participant (a "disqualifying disposition"), then, generally (i) the participant will not realize ordinary income with respect to the exercise of the option and (ii) upon sale of the underlying shares, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant's income for purposes of the alternative minimum tax. If shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated for tax purposes as an NQSO, as discussed below.

Nonqualified Stock Options.    No taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. In the event of a subsequent sale of shares received upon the exercise of an NQSO, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant's basis in such shares. The participant's basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the NQSO.

Restricted Stock.    A participant will not recognize any income upon the receipt of restricted stock, unless the participant elects under Section 83(b) of the Internal Revenue Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the participant will generally recognize ordinary income on the date that the restrictions to which the restricted stock lapse, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant's basis in such shares.

Stock Appreciation Rights.    The grant of a stock appreciation right will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such a right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

Other Awards.    In general, participants will recognize ordinary income upon the receipt of shares or cash with respect to other awards granted under the 2004 Plan and the Company will become entitled to a deduction at such time equal to the amount of income recognized by the participant.

New Plan Benefits

If approved by the stockholders, participants in the 2004 Plan will be eligible for annual long-term awards which may include performance shares, stock options and restricted stock (or other awards permitted under the 2004 Plan). The level and types of awards will be fixed by the Compensation Committee in light of the participants' targeted long-term incentive level. The Compensation Committee may impose additional conditions or restrictions to the vesting of such awards as it deems appropriate, including, but not limited to, the achievement of performance goals based on one or more business criteria. Although the grant of awards under the 2004 Plan is at the discretion of the Compensation Committee, it is expected that the types of awards described below or a combination thereof will be made shortly after stockholder approval of the 2004 Plan.

•	Performance Shares. Performance share awards are payable in Common Stock following a three year performance period, provided that specified targets based on adjusted EBITDA are met. Depending upon the actual adjusted EBITDA, award recipients may receive no shares in respect of these awards (if at least 90% of the three year adjusted EBITDA target is not achieved) or up to 200% of the targeted amount of shares (if 115% or greater of the three year adjusted EBITDA target is achieved). In addition, the awards will contain adjusted EBITDA targets for each of the years during the performance period; if at least 85% of a yearly target is not achieved, the Compensation Committee will have the discretion to reduce the final award by one-third for each year in which the target is not met, regardless of the final adjusted EBITDA achieved.

•	Stock Options. Stock options will have an exercise price equal to the value of the Common Stock as of the date of grant, will vest over a four year period (subject to continued employment or service) and will have a maximum ten year term.

•	Restricted Stock. Awards of restricted stock will vest over a three year period from the date of grant, subject to the recipient's continued employment or service.

The actual amounts and other terms and conditions of these awards have not yet been finally determined by the Compensation Committee.

The 2004 Plan was designed by the Board of Directors, with the assistance of an outside compensation consultant, as part of a comprehensive compensation strategy to provide a long-term incentive for associates and executives to contribute to the growth of the Company and attain specified performance goals.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE "FOR" THE APPROVAL, RATIFICATION AND ADOPTION OF
THE 2004 OMNIBUS EQUITY PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 1, 2004 with respect to the compensation plans under which the Company's Common Stock may be issued:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:	26,945,126	$7.72	1,789,389
Equity compensation plans not approved by stockholders:*	35,049,670	$3.79	1,533,271
Total:	61,994,796		3,322,660

*	These plans include the Company's 1999 Stock Option Plan, under which 10,000,000 shares of Common Stock are authorized for the granting of stock options at the discretion of the Compensation Committee, and the 2001 Stock Option Plan, under which 20,000,000 shares of common stock are authorized for granting of stock options, also at the discretion of the Compensation Committee. Both plans provide for the Compensation Committee to determine both when and in what manner options may be exercised; however, option terms may not extend for more than 10 years from the applicable date of grant. The plans provide that stock options may only be granted with exercise prices that are not less than the fair market value of a share of common stock on the date of grant. In addition to the options issued under the aforementioned plans, approximately 9,121,666 options are outstanding pursuant to option grants made in accordance with the provisions of individual agreements with certain of the Company's executives.

PROPOSAL NO. 3

STOCKHOLDER PROPOSAL – EMPLOYMENT DIVERSITY REPORT

The General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, Illinois 60201, the owner of 73,307 shares of Common Stock (based on information provided to us by The General Board of Pension and Health Benefits of the United Methodist Church), has notified the Company that it intends to present the following proposal at the Annual Meeting:

WHEREAS: Equal employment is a key issue for shareholders. The bipartisan Glass Ceiling Commission Study released in 1995 explains that a positive diversity record also has a positive impact on the bottom line. This study is important for shareholders because it shows how many corporations in the United States select for advancement from less than 50 percent of the total talent available in our work force.

•	Women and minorities comprise 57 percent of the work force, yet represent only 3 percent of executive management positions.

•	Women who were awarded more than half of all master degrees represent less than 5 percent of senior-level management positions.

These statistics show the limits placed on selecting the most talented people for top management positions.

Not attending to diversity impacts the bottom line because of the real costs of discrimination cases, the potential loss of government contracts and the financial ramifications of a damaged corporate image.

a)	In 1996 Texaco settled the largest racial discrimination lawsuit in U.S. history, costing a reported $170 million to the company and shareholders. Texaco's public image was tarnished and the company faced a consumer boycott.

b)	In 1996 the Wall Street Journal reported that Shoney's earnings for fiscal year 1992 posted a direct loss of $16.6 million as a result of settling a racial discrimination suit for $134.5 million.

c)	In 1997 Denny's reported it was still trying to win back its minority customers, dating back to the 1992 discrimination complaints against Denny's.

d)	In 1998 Smith Barney agreed to spend $15 million on diversity programs to settle a case brought by plaintiffs charging sexual harassment.

More than 150 major employers publicly report on work force diversity to their shareholders. Primary examples are Disney/ABC Commitment Report, USAir Affirming Workplace Diversity Report, Intel Diversity Report, Monsanto Diversity Report, and Texaco Diversity Report. These companies and many others regularly provide reports describing diversity progress and challenges. Often companies will also include this information in their annual reports.

RESOLVED: The shareholders request our company prepare a report at reasonable cost that may omit confidential information on the issues described below.

1)	An updated Diversity Report to be available to shareholders four months from the date of the annual meeting, that includes:

a.	the EEO-1 Report in standard federal government categories according to gender and race in each of the nine major EEOC-defined categories for the previous three years;

b.	a description of any policies and programs oriented specifically toward increasing the number of managers who are qualified females and/or ethnic minorities;

c.	a description of the company's efforts to increase its business with female and minority suppliers and service-providers; and

d.	any federal audit, corporate management review, and letter of compliance with corrective measures enacted to protect any government contracts.

2)	A report on any material litigation in which the company is involved concerning race, gender and the physically challenged.

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION:

The Board of Directors recommends a vote "against" Proposal No. 3.

The Board of Directors urges a vote against this stockholder proposal. This stockholder proposal is substantially the same as the proposal that was submitted by this same stockholder to the Company for consideration at the Company's 2003 annual meeting of stockholders. At the 2003 meeting, the proposal was overwhelmingly rejected by stockholders, with 85% of the votes cast against the proposal and 4.9% abstentions. The Board of Directors' view, reiterated here, is essentially unchanged from that included in the proxy statement for the Company's 2003 annual meeting.

The Company is fully committed to providing equal employment opportunity and complying with all applicable equal employment opportunity laws and regulations. It is the Company's policy not to discriminate against any associate or applicant because of race, color, religion, sex, national origin, age or disability. The Company also maintains appropriate diversity plans. The Company already complies with federal, state and local governmental reporting requirements regarding compliance with equal employment opportunity laws and regulations. The preparation and distribution of an additional report will not enhance the Company's commitment to the worthy goal of equal employment opportunity. Moreover, the Board of Directors believes that requiring preparation and distribution of another report would not be a beneficial use of Company resources.

The proposal seeks publication of a report that the Company prepares and files on a confidential basis with governmental authorities. While these reports in fact illustrate the Company's commitment to equal opportunity, the Board of Directors does not believe that public dissemination of these reports will promote the goal of equal employment opportunity in any meaningful way. Furthermore, in order to obtain consistent statistical information across all categories of employers, the government requires the

Company to report the information in categories that may not accurately reflect the practices of the Company. As a result, the information in the reports is potentially susceptible to misinterpretation. Accordingly, disclosure of this sensitive information, which is protected by federal law, would not be in the interests of stockholders of the Company.

In addition, the proposal requests disclosure of material employment-related litigation. The Company already is obligated under SEC rules to make disclosure of material litigation of all kinds. Employment-related litigation is not excluded from this disclosure and already is subject to reporting as required. For this reason, the Board of Directors believes that the proposal is duplicative and unnecessary.

The goal of equal employment opportunity is worthy and is also one to which the Company has always been committed. In the Board of Directors' judgment, however, providing reports is not the appropriate approach and would not enhance the Company's efforts to provide equal opportunity. The Board of Directors strongly believes that the proposal is unnecessary in most respects and, in other respects, is potentially harmful to the Company and not in the best interest of the stockholders.

We urge you to vote against Proposal No. 3

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"AGAINST" THE STOCKHOLDER PROPOSAL

EXECUTIVE OFFICERS

Officers are appointed annually by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below is information regarding the current executive officers of Rite Aid.

Name	Age	Position with Rite Aid
Mary F. Sammons*	57	Director, President and Chief Executive Officer
James P. Mastrian	61	Senior Executive Vice President, Marketing, Logistics and Pharmacy Services
Mark C. Panzer	47	Senior Executive Vice President, Store Operations
John T. Standley	41	Senior Executive Vice President, Chief Administrative Officer and Chief Financial Officer
Robert B. Sari	48	Senior Vice President, General Counsel and Secretary
Kevin Twomey	53	Senior Vice President and Chief Accounting Officer

*	Ms. Sammons' biographical information is provided above in the section identifying the director nominees.

James P. Mastrian.    Mr. Mastrian was appointed Senior Executive Vice President, Marketing, Logistics and Pharmacy Services in November 2002. He had been Senior Executive Vice President, Marketing and Logistics of Rite Aid from October 2000 until November 2002, and was Executive Vice President, Marketing from November 1999 to October 2000. Mr. Mastrian was also Executive Vice President, Category Management of Rite Aid from July 1998 to November 1999. Mr. Mastrian was Senior Executive Vice President, Merchandising and Marketing of OfficeMax, Inc. from June 1997 to July 1998 and Executive Vice President, Marketing of Revco D.S., Inc. from July 1994 to June 1997.

Mark C. Panzer.    Mr. Panzer has been Senior Executive Vice President, Store Operations since June 2002. He had been Executive Vice President, Store Operations since June 2001. Prior to that, he served as Senior Vice President, Marketing & Sales, General Merchandise at Albertson's, Inc. from 1998 to 2001, when Albertson's, Inc. merged with his former employer American Stores Company. From 1989 to 1998, Mr. Panzer held several senior positions at American Stores Company including District Manager, Director of Sales and Marketing, Vice President of Sales, Marketing & Advertising and Senior Vice President of Marketing & Formats.

John T. Standley.    Mr. Standley was appointed Senior Executive Vice President and Chief Administrative Officer of Rite Aid in June 2002 and, in addition, in January 2004 was appointed Chief Financial Officer. He had served as Senior Executive Vice President and Chief Financial Officer from September 2000 to June 2002 and had served as Executive Vice President and Chief Financial Officer from December 1999 until September 2000. Previously, he was Executive Vice President and Chief Financial Officer of Fleming Companies, Inc., a food marketing and distribution company from May 1999 to December 1999. Between July 1998 and May 1999, Mr. Standley was Senior Vice President and Chief Financial Officer of Fred Meyer, Inc. Mr. Standley served as Senior Vice President and Chief Financial Officer of Ralphs Grocery Company between January 1997 and July 1998. Mr. Standley also served as Senior Vice President of Administration at Smith's Food & Drug Stores, Inc. from May 1996 to February of 1997 and as Chief Financial Officer of Smitty's Supervalue, Inc. from December 1994 to May 1996.

Robert B. Sari.    Mr. Sari has been Senior Vice President, General Counsel and Secretary since June 2002. He had been Senior Vice President, Deputy General Counsel and Secretary since October 2000. From May 2000 to October 2000, he served as Vice President, Law and Secretary. Mr. Sari served as Associate Counsel from May 1997 to May 2000. Prior to May 1997, Mr. Sari was Vice President, Legal Affairs for Thrifty PayLess, Inc.

Kevin Twomey.    Mr. Twomey has been Senior Vice President and Chief Accounting Officer since December 2000. From September 1989 to November 2000, Mr. Twomey held several accounting and finance management positions at Fleming Companies, Inc., a food marketing and distribution company. He was Senior Vice President – Finance and Control at Fleming, a position he held from October 1999 to November 2000, when he left Fleming. Prior to joining Fleming, he was an audit partner at Deloitte & Touche.

Executive Officer Compensation

The following table provides a summary of compensation paid during the last three fiscal years to Rite Aid's current Chief Executive Officer, its former Chief Executive Officer, the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2004 and one additional highly compensated officer who served as an executive officer until January 2004. As used herein, the term "Named Executive Officers" means all persons identified in the Summary Compensation Table.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Other Annual Compensation		Restricted Stock Awards (3)		Securities Underlying Option Grants/ SARs	LTIP Payouts	All Other Compensation
Robert G. Miller	2004	1,240,000	1,498,161	104,610	(4)	—		—	—	5,305	(5)
Chairman (and Chief	2003	1,240,000	2,000,000	126,712	(6)	—		500,000	—	4,902	(5)
Executive Officer to	2002	1,240,000	500,000	—		—		431,762	—	6,764,149	(7)
June 25, 2003)
Mary F. Sammons	2004	1,240,000	1,498,161	123,776	(4)	—		—	—	4,902	(8)
Director, President &	2003	1,232,308	2,000,000	51,412	(6)	—		500,000	—	4,743	(8)
Chief Executive	2002	1,080,000	337,500	—		—		497,216	—	2,061,612	(9)
Officer
James P. Mastrian	2004	610,096	702,263	—		680,000	(10)	—	—	88,402	(11)
Senior Executive Vice	2003	598,077	720,000	—		—		300,000	—	88,295	(12)
President, Marketing,	2002	575,000	172,500	—		—		168,750	—	112,341	(13)
Logistics and Pharmacy
Services
Mark C. Panzer	2004	509,134	589,901	—		326,400	(14)	—	—	84,752	(15)
Senior Executive Vice	2003	447,692	546,250	72,369	(6)	—		600,000	—	84,577	(16)
President, Store	2002	259,615	64,688	—		556,400	(17)	600,000	—	49,335	(18)
Operations
John T. Standley	2004	805,000	702,263	—		—		—	—	690	(19)
Senior Executive Vice	2003	803,077	750,000	—		—		300,000	—	626	(19)
President, Chief	2002	720,000	150,000	—		—		303,296	—	56,162	(20)
Administrative Officer
& Chief Financial
Officer
Christopher S. Hall	2004	420,192	327,723	—		—		—	—	84,394	(21)
Senior Vice President,	2003	411,154	425,000	—		—		200,000	—	84,362	(22)
Real Estate and	2002	419,807	93,750	—		—		140,966	—	84,342	(23)
Planning*
Kevin Twomey	2004	316,808	189,967	—		—		—	—	76,812	(24)
Senior Vice President	2003	310,615	218,400	—		—		75,000	—	75,112	(25)
and Chief Accounting	2002	300,000	52,500	—		—		70,000	—	72,106	(26)
Officer

*	Mr. Hall served as Executive Vice President and Chief Financial Officer from June 2002 until January 2004.

(1)	Mr. Miller, Ms. Sammons and Mr. Standley commenced employment with the Company on December 5, 1999. Salary amounts for Mr. Miller, Ms. Sammons and Mr. Standley include amounts contributed by Rite Aid to each such executive officer's account under the supplemental executive retirement plan in which they participate.
(2)	Bonus amounts represent amounts earned in each respective fiscal year, not necessarily paid in each year.
(3)	Each Named Executive Officer has the right to vote the shares of restricted stock and to receive any dividends paid on such shares.
(4)	"Other Annual Compensation" includes the following for fiscal year 2004: For Mr. Miller: $87,697 for personal use of the Company aircraft and $16,913 for reimbursed moving expenses. For Ms. Sammons: $111,776 for personal use of the Company aircraft and a $12,000 car allowance.
(5)	Represents supplemental life insurance premiums paid by the Company.
(6)	"Other Annual Compensation" includes the following for fiscal year 2003: For Mr. Miller: $126,712 for personal use of the Company aircraft. For Ms. Sammons: $33,556 for personal use of the Company aircraft and a $17,856 car allowance. For Mr. Panzer: $45,699 in reimbursed moving expenses and $20,337 for personal use of the Company aircraft.
(7)	"All Other Compensation" for fiscal year 2002 for Mr. Miller includes: $5,971,321 pursuant to his agreement with the Company relating to his severance dispute with the Kroger Company (On December 26, 2003, after receiving a judgment in his favor and in accordance with his agreement with the Company, Mr. Miller reimbursed the Company $6,075,907 in connection with this matter); $789,434 resulting from the surrender of restricted stock to repay a loan from the Company to Mr. Miller for the payment of taxes due as a result of vesting of restricted stock, plus the intrinsic value of such restricted stock and the tax gross up paid as compensation for the tax consequences of the loan forgiveness; and $3,394 in supplemental life insurance premiums paid by the Company.
(8)	Represents supplemental life insurance premiums paid by the Company.
(9)	"All Other Compensation" for fiscal year 2002 for Ms. Sammons includes: $1,930,736 pursuant to her agreement with the Company relating to her severance dispute with the Kroger Company (On March 4, 2004, after receiving an arbitration award in her favor and in accordance with her agreement with the Company, Ms. Sammons reimbursed the Company $696, 271 in connection with this matter); $126,589 resulting from the surrender of restricted stock to repay a loan from the Company to Ms. Sammons for the payment of taxes due as a result of vesting of restricted stock, plus the intrinsic value of such restricted stock and the tax gross up paid as compensation for the tax consequences of the loan forgiveness; and $4,287 in supplemental life insurance premiums paid by the Company.
(10)	On September 23, 2003, Mr. Mastrian was awarded 125,000 shares of restricted Common Stock; restrictions on 41,666 of these shares will lapse on each of September 23, 2004, September 23, 2005, and September 23, 2006.
(11)	"All Other Compensation" for fiscal year 2004 for Mr. Mastrian includes: $84,000 for a supplemental executive retirement plan and $4,402 in supplemental life insurance premiums paid by the Company.
(12)	"All Other Compensation" for fiscal year 2003 for Mr. Mastrian includes: $84,000 for a supplemental executive retirement plan and $4,295 in supplemental life insurance premiums paid by the Company.
(13)	"All Other Compensation" for fiscal year 2002 for Mr. Mastrian includes: $84,000 for a supplemental executive retirement plan; $25,428 resulting from the surrender of restricted stock to repay a loan from the Company to Mr. Mastrian for the payment of taxes due as a result of vesting of restricted stock, plus the intrinsic value of such restricted stock and the tax gross up paid as compensation for the tax consequences of the loan forgiveness; and $2,913 in supplemental life insurance premiums paid by the Company.

(14)	On September 23, 2003, Mr. Panzer was awarded 60,000 shares of restricted common stock; restrictions on 20,000 of these shares will lapse on each of September 23, 2004, September 23, 2005, and September 23, 2006.
(15)	"All Other Compensation" for fiscal 2004 for Mr. Panzer includes: $84,000 for a supplemental executive retirement plan and $752 in supplemental life insurance premiums paid by the Company.
(16)	"All Other Compensation" for fiscal year 2003 for Mr. Panzer includes: $84,000 for a supplemental executive retirement plan and $577 in supplemental life insurance premiums paid by the Company.
(17)	On June 27, 2001, Mr. Panzer was awarded 65,000 shares of restricted Common Stock; restrictions on 21,666 of these shares lapsed June 27, 2002 and restrictions on 21,667 lapsed on June 27, 2003 and restrictions on 21,667 will lapse on June 27, 2004. At the end of fiscal year 2004, Mr. Panzer was vested in 43,333 shares of restricted Common Stock with an aggregate market value of $241,798.
(18)	All Other Compensation" for fiscal year 2002 for Mr. Panzer includes: $49,000 for a supplemental executive retirement plan and $335 in supplemental life insurance premiums paid by the Company.
(19)	Represents supplemental life insurance premiums paid by the Company.
(20)	"All Other Compensation" for fiscal year 2002 for Mr. Standley includes: $55,545 resulting from the surrender of restricted stock to repay a loan from the Company to Mr. Standley for the payment of taxes due as a result of vesting of restricted stock, plus the intrinsic value of such restricted stock and the tax gross up paid as compensation for the tax consequences of loan forgiveness and $617 in supplemental life insurance premiums paid by the Company.
(21)	"All Other Compensation" for fiscal year 2004 for Mr. Hall includes: $84,000 for a supplemental executive retirement plan and $394 in supplemental life insurance premiums paid by the Company.
(22)	"All Other Compensation" for fiscal year 2003 for Mr. Hall includes: $84,000 for a supplemental executive retirement plan and $362 in supplemental life insurance premiums paid by the Company.
(23)	"All Other Compensation" for fiscal year 2002 for Mr. Hall includes: $84,000 for a supplemental executive retirement plan and $342 in supplemental life insurance premiums paid by the Company.
(24)	"All Other Compensation" for fiscal year 2004 for Mr. Twomey includes: $76,080 for a supplemental executive retirement plan and $732 in supplemental life insurance premiums paid by the Company.
(25)	"All Other Compensation" for fiscal year 2003 for Mr. Twomey includes: $74,400 for a supplemental executive retirement plan and $712 in supplemental life insurance premiums paid by the Company.
(26)	"All Other Compensation" for fiscal year 2002 for Mr. Twomey includes: $72,000 for a supplemental executive retirement plan and $106 in supplemental life insurance premiums paid by the Company.

Option Grants in the Fiscal Year

There were no options granted during fiscal year 2004 to the Named Executive Officers.

Option Exercises and Fiscal Year-End Values

The following table summarizes the aggregate value of all stock options held as of February 28, 2004 by the Named Executive Officers. No options were exercised during fiscal year 2004.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options At Fiscal Year-End ($) (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Miller	0	$0	9,256,762	375,000	$20,639,450	$1,305,000
Mary F. Sammons	0	0	7,072,216	475,000	15,740,257	1,637,000
James P. Mastrian	0	0	1,993,750	375,000	2,888,558	1,244,250
Mark C. Panzer	0	0	475,000	725,000	730,000	1,555,000
John T. Standley	0	0	4,328,296	300,000	9,159,693	1,032,000
Christopher S. Hall	0	0	1,140,966	200,000	2,786,007	688,000
Kevin Twomey	0	0	453,750	91,250	915,950	311,950

(1)	"In-the-Money" options are options with an exercise price less than the market price of the Common Stock on February 28, 2004. The value of such options is calculated using a stock price of $5.58, which was the closing price of the Common Stock on the NYSE on February 27, 2004.

EMPLOYMENT AND EMPLOYMENT-RELATED AGREEMENTS AND
TERMINATION OF EMPLOYMENT

Executive Employment Agreements

On December 5, 1999, Rite Aid entered into employment agreements with Robert G. Miller, Mary F. Sammons and John T. Standley and on April 9, 2003 entered into a new employment agreement with Mr. Miller effective as of June 25, 2003; on January 26, 2000, Rite Aid entered into an employment agreement with Christopher S. Hall; on November 18, 2000, Rite Aid entered into an employment agreement, effective as of September 27, 2000, with James P. Mastrian; on June 27, 2001, Rite Aid entered into an employment agreement with Mark C. Panzer; and on September 1, 2003, Rite Aid entered into an employment agreement with Kevin Twomey (collectively, the "Executives").

Pursuant to their above-referenced individual employment agreements, each as amended:

•	Mr. Miller was appointed Chief Executive Officer (which position he held until June 25, 2003) and was elected as Chairman of the Board of Directors of Rite Aid. Pursuant to the April 9, 2003 employment agreement, Mr. Miller will continue serving solely as Chairman of the Board through June 30, 2005, or the date of Rite Aid's 2005 annual meeting of stockholders, whichever is earlier;

•	Ms. Sammons was appointed President and Chief Operating Officer of Rite Aid and was appointed to Rite Aid's Board of Directors, and is now President and Chief Executive Officer;

•	Mr. Mastrian was appointed Senior Executive Vice President, Marketing and Logistics, and is now Senior Executive Vice President, Marketing, Logistics and Pharmacy Services;

•	Mr. Panzer was appointed Executive Vice President of Store Operations and is now Senior Executive Vice President of Store Operations;

•	Mr. Standley was appointed Executive Vice President and Chief Financial Officer and is now Senior Executive Vice President, Chief Administrative Officer and Chief Financial Officer;

•	Mr. Hall was appointed Senior Vice President and Chief Accounting Officer on January 26, 2000, was appointed Executive Vice President and Chief Financial Officer in June 2002 and is now Senior Vice President, Real Estate and Planning; and

•	Mr. Twomey was appointed Senior Vice President, Chief Accounting Officer.

Term.    The term of Ms. Sammons' and Messrs. Mastrian's, Panzer's, Standley's, Hall's and Twomey's employment agreements commenced on the date of his or her employment agreement. Unless terminated earlier, each employment agreement will terminate on its third anniversary, and in the case of Mr. Twomey's employment agreement, the agreement will terminate on the second anniversary (such respective period, the "Employment Period"), but will automatically renew for an additional year on each anniversary of the effective date of the agreement ("Renewal Date"), unless either the Executive or Rite Aid provides the other with notice of non-renewal at least 180 days prior to a Renewal Date. The term of Mr. Miller's April 9, 2003 employment agreement is discussed below.

Salary and Incentive Bonus.    The respective agreements provide each Executive with a base salary and incentive compensation (which may be reviewed periodically for increase by the Compensation Committee) that includes, with respect to fiscal year 2004:

•	Mr. Miller is entitled to receive an annual base salary of not less than $1,250,000; however, Mr. Miller volunteered to receive an annualized base salary of $1,000,000 in fiscal year 2004, which continued through April 30, 2004. For the balance of fiscal year 2005, Mr. Miller will be entitled to receive an annualized base salary of $350,000. Mr. Miller received a bonus of $1,498,161 for fiscal year 2004 but will not be eligible for any bonuses with respect to any fiscal year after fiscal year 2004.

•	Ms. Sammons is entitled to receive an annual base salary of not less than $750,000 (and received an annualized base salary of $1,000,000 in fiscal year 2004). Ms. Sammons received a bonus of $1,498,161 for fiscal year 2004 pursuant to her employment agreement, and in the future may, if Rite Aid's performance meets certain targets, receive an annual bonus that, if awarded, will equal or exceed 100% of her annual base salary then in effect.

•	Mr. Mastrian is entitled to receive an annual base salary of not less than $575,000 (and received an annualized base salary of $625,000 in fiscal year 2004). Mr. Mastrian received a bonus of $702,263 for fiscal year 2004 pursuant to his employment agreement, and in the future may, if Rite Aid's performance meets certain targets, receive an annual bonus that, if awarded, will equal or exceed 60% of his annual base salary then in effect.

•	Mr. Panzer is entitled to receive an annual base salary of not less than $375,000 (and received an annualized base salary of $525,000 in fiscal year 2004). Mr. Panzer received a bonus of $589,901 for fiscal year 2004 pursuant to his employment agreement, and in the future may, if Rite Aid's performance meets certain targets, receive an annual bonus that, if awarded, will equal or exceed 50% of his annual base salary then in effect.

•	Mr. Standley is entitled to receive an annual base salary of not less than $500,000 (and received an annualized base salary of $625,000 in fiscal year 2004). Mr. Standley received a bonus of $702,263 for fiscal year 2004 pursuant to his employment agreement, and in the future may, if Rite Aid's performance meets certain targets, receive an annual bonus that, if awarded, will equal or exceed 50% of his annual base salary then in effect.

•	Mr. Hall is entitled to receive an annual base salary of not less than $350,000 (and received an annualized base salary of $420,192 in fiscal year 2004). Mr. Hall received a bonus of $327,723 for fiscal year 2004 pursuant to his employment agreement, and in the future may, if Rite Aid's performance meets certain targets, receive an annual bonus that, if awarded, will equal or exceed 50% of his annual base salary then in effect.

•	Mr. Twomey is entitled to receive an annual base salary of not less than $317,000 (and received an annualized base salary of $317,000 in fiscal year 2004). Mr. Twomey received a bonus of $189,967 for fiscal year 2004 pursuant to his employment agreement, and in the future may, if Rite Aid's performance meets certain targets, receive an annual bonus that, if awarded, will equal or exceed 40% of his annual base salary then in effect.

Other Benefits.    Pursuant to their employment agreements, each of the Executives is also entitled to participate in Rite Aid's fringe benefit and perquisite programs and savings plans.

Restricted Stock and Options.    Pursuant to their employment agreements and individual stock option agreements, in December 1999, Mr. Miller, Ms. Sammons and Mr. Standley, in June 2001, Mr. Panzer, in January 2000 Mr. Hall, and in January 2001 Mr. Twomey received awards of restricted Rite Aid Common Stock and were granted options to purchase additional Rite Aid Common Stock as follows:

•	Mr. Miller was granted an option to purchase 3,000,000 shares of Common Stock and was awarded 600,000 shares of restricted Common Stock.

•	Ms. Sammons was granted an option to purchase 2,000,000 shares of Common Stock and was awarded 200,000 shares of restricted Common Stock.

•	Mr. Panzer was granted an option to purchase 500,000 shares of Common Stock and was awarded 65,000 shares of restricted Common Stock.

•	Mr. Standley was granted an option to purchase 1,000,000 shares of Common Stock and was awarded 100,000 shares of restricted Common Stock.

•	Mr. Hall was granted an option to purchase 350,000 shares of Common Stock and was awarded 50,000 shares of restricted Common Stock.

•	Mr. Twomey was granted an option to purchase 200,000 shares of Common Stock and was awarded 25,000 shares of restricted Common Stock.

Mr. Mastrian did not receive any grants of options to purchase shares of Common Stock under his employment agreement.

All of the options granted and restricted Common Stock awarded to each of the Executives have fully vested except that, as of the Record Date, Mr. Panzer's option to purchase 125,000 shares of Common Stock, and 21,666 shares of Mr. Panzer's restricted Common Stock, have not yet vested.

Termination of Employment.    Upon written notice, the employment agreement of each of the Executives is terminable by either Rite Aid or the individual Executive seeking termination.

If Mr. Miller, Ms. Sammons or Mr. Standley is terminated by Rite Aid "without cause" (as defined in the employment agreement of such Executive) or if such Executive's employment is terminated by the Executive for "good reason" (as defined in the employment agreement of such Executive), then:

•	the Executive will be paid an amount equal to three times the sum of the individual Executive's annual base salary and target bonus plus any accrued but unpaid salary and bonus, with the maximum bonus that the Executive is eligible to earn being pro-rated through the date of termination;

•	the Executive will be paid the deferred compensation amounts that would otherwise have been credited to the Executive pursuant to the Deferred Compensation Plan (as discussed below) had the Executive continued employment with Rite Aid through the end of the then-remaining Employment Period and the Executive will continue to receive certain medical benefits for the remainder of such Employment Period; and

•	all of the stock options awarded pursuant to the Executive's employment agreement will immediately vest and be exercisable for the remainder of their stated terms, the restrictions on the restricted Common Stock will immediately lapse and any performance or other conditions applicable to any other equity incentive awards will be considered to have been satisfied.

If Messrs. Mastrian, Panzer, Hall or Twomey is terminated by Rite Aid "without cause" or if such Executive's employment is terminated by the Executive for "good reason" (as such terms are defined in his employment agreement), then he shall be entitled to receive:

•	an amount equal to two times the sum of his annual base salary and target bonus plus any accrued but unpaid salary and bonus, with the maximum bonus that the Executive is eligible to earn being pro-rated through the date of termination; and

•	all of his stock options will immediately vest and be exercisable, generally, for a period of 90 days following the termination of employment and the restrictions on the restricted Common Stock will immediately lapse to the extent his options would have vested and restrictions would have lapsed had he remained employed by Rite Aid for two years following the termination.

If Rite Aid terminates any of the Executives "for cause" (as defined in the employment agreements):

•	Rite Aid shall pay him or her all accrued but unpaid salary and benefits,

•	any portion of any then-outstanding stock option grant that was not exercised prior to the date of termination shall immediately terminate, and

•	any portion of any restricted stock award, or other equity incentive award, as to which the restrictions have not lapsed or as to which any other conditions were not satisfied prior to the date of termination shall be forfeited.

The employment agreement of each Executive prohibits the Executive from competing with Rite Aid during his or her Employment Period and for a period of one year, or with respect to Messrs. Mastrian, Panzer, Hall and Twomey, two years, thereafter.

Pursuant to amendments to the employment agreements with Mr. Miller and Ms. Sammons dated May 7, 2001, the Company agreed to pay them, as an additional incentive bonus, the difference between certain amounts called for under their severance agreements with their prior employer and the amount they actually receive from that employer, plus interest at the rate of 9% per annum from December 5, 1999. Mr. Miller and Ms. Sammons were to receive $5,022,685 and $1,624,000, respectively, under those severance agreements, and they each retain control over their claims against their former employer. Pursuant to the amendments to the employment agreements, the Company paid such bonuses, plus interest, in January, 2002, which amounted to $5,971,321 for Mr. Miller and $1,930,736 for Ms. Sammons. A summary judgment order had been filed in Mr. Miller's favor by the Court hearing his case, and this order had been appealed. The court of appeals subsequently affirmed the judgment in Mr. Miller's favor and on December 26, 2003 Mr. Miller reimbursed the Company the sum of $6,075,907. An arbitration award has been entered in Ms. Sammons' favor and on March 4, 2004 Ms. Sammons reimbursed the Company the sum of $696,271.

Change-in-Control Arrangements.    Under Mr. Miller's, Ms. Sammons's and Mr. Standley's December 5, 1999 employment agreements, any termination of employment by the Executive within the six month period commencing on the date of a "change in control" of Rite Aid will be treated as a termination of employment by the Executive for "good reason."

Under each of Messrs. Mastrian's, Panzer's, Hall's and Twomey's employment agreements, upon a "change in control" of Rite Aid, all of the respective Executive's stock options will immediately vest and be exercisable and any restrictions on restricted stock will immediately lapse. Each employment agreement provides that the Executive will receive an additional payment to reimburse the Executive for any excise taxes imposed pursuant to Section 4999 of the Internal Revenue Code, together with reimbursement for any additional taxes incurred by reason of such payments.

Employment Agreement with Mr. Miller as Chairman

As noted above, on April 9, 2003, Rite Aid entered into an employment agreement with Mr. Miller pursuant to which, effective as of June 25, 2003, Mr. Miller continued serving solely as Chairman of the Board and will do so through June 30, 2005, or the date of Rite Aid's 2005 annual meeting of stockholders, whichever is earlier. Additional terms of this agreement are as follows:

Term.     Mr. Miller's December 5, 1999 employment agreement continued in full force and effect until June 25, 2003, the date of Rite Aid's 2003 annual meeting of stockholders. Following June 25, 2003, the December 5, 1999 employment agreement was amended and restated as provided in the April 9, 2003 employment agreement. Mr. Miller will serve as Chairman from June 25, 2003 until the date of Rite Aid's 2005 annual stockholders meeting (the "Employment Period"). The April 9, 2003 employment agreement expires on the date of the 2005 annual meeting of stockholders, subject to the other terms and conditions of the agreement.

Salary and Incentive Bonus.    From June 25, 2003 through April 30, 2004, the terms of Mr. Miller's December 5, 1999 employment agreement with respect to base salary applied in their entirety, notwithstanding that Mr. Miller's position changed to Chairman from Chairman and Chief Executive Officer. From June 25, 2003, for the balance of the Company's 2004 fiscal year (i.e., through February 28, 2004), the terms of Mr. Miller's December 5, 1999 employment agreement with respect to incentive compensation, other benefits, deferred compensation and service credit applied in their entirety.

Commencing after April 30, 2004 through the date of Rite Aid's 2005 annual meeting of stockholders, Mr. Miller receives an annual base salary of $350,000 and commencing after February 28, 2004 through the date of Rite Aid's 2005 annual meeting of stockholders, Mr. Miller is entitled to continued benefits, in their entirety, and continued compensation as provided under the December 5, 1999 employment agreement. However, he is not entitled to participate in any incentive compensation or bonus plans.

Restricted Stock and Options.    During the Employment Period, Mr. Miller is eligible to receive option and restricted stock awards in accordance with Rite Aid's policy for members of the Board of Directors as in effect from time to time. Mr. Miller's existing stock options and shares of restricted stock continue to vest and be fully exercisable for the remainder of their stated terms.

Termination of Employment and Change-in-Control Arrangements.     The termination provisions of the April 9, 2003 employment agreement became effective immediately and remain in effect until the agreement expires. The termination provisions and change in control arrangements are substantially similar to those in the December 5, 1999 employment agreement.

Supplemental Executive Retirement Plans

In addition to the base salary and bonus provisions of the Executives' employment agreements, Rite Aid established a defined contribution supplemental executive retirement plan for the benefit of Mr. Miller, Ms. Sammons and Mr. Standley. Under the defined contribution supplemental executive retirement plan, Rite Aid makes monthly investments that are specific to Mr. Miller, Ms. Sammons and Mr. Standley. The investments are made each month during the term of the Executives' Employment Period with Rite Aid. Each of Mr. Miller, Ms. Sammons and Mr. Standley is fully vested in the plan at all times. Generally, however, they may not receive payments until three years after an election to receive a payment. Each month, $20,000 is invested for Mr. Miller (and such amount will continue to be invested as long as he is an officer or a member of the Board of Directors of the Company), $20,000 is invested for Ms. Sammons and $15,000 is invested for Mr. Standley. Under the defined contribution supplemental executive retirement plan, the Executives are able to direct the investment of the amounts by selecting one or more investment vehicles from a group of deemed investments offered pursuant to the defined contribution supplemental executive retirement plan.

Messrs. Mastrian, Panzer, Hall and Twomey receive benefits under a defined contribution supplemental executive retirement plan ("Plan"), which is different from the one noted above. Under the Plan, Rite Aid credits, but does not contribute, a specific sum to an individual account established for Messrs. Mastrian, Panzer, Hall and Twomey, and other participating executive officers, on a monthly basis. The amount credited is equal to 2% of the Executive's annual base compensation, up to a maximum of $15,000 per month. The Executives participating in the Plan are able to select among a choice of earnings indexes, and their accounts are credited with earnings which mirror the investment results of such indexes. Annually Rite Aid makes investments for all participants in the Plan. Executives participating in the Plan vest in their accounts at the rate of 20% per year for each full year of participation in the Plan at a five-year rolling rate. Participants will receive their vested account balance upon the earlier to occur of: (i) their retirement at age 60 or greater, with at least five years of participation in the Plan; (ii) termination of employment with the Company (including due to death or disability); (iii) change in control of the Company; (iv) a hardship withdrawal pursuant to the terms of the Plan; and (v) a withdrawal election pursuant to the terms of the Plan.

Officer Retirement Plan

Rite Aid has established the defined benefit non-qualified executive retirement plan to provide retirement benefits to certain long-term employees who hold a position of vice president or higher and to select executives who may, pursuant to their employment agreements, be deemed to be long-term employees. Participants generally are entitled to receive benefits upon retirement after age 65 if they have or are credited with 20 years or more of service or upon death, in which case any length of service requirement is disregarded.

Generally, eligible participants receive an annual benefit, payable monthly over 15 years, equal to a percentage, ranging from 40% to 50%, of the highest base salaries and highest bonus paid or accrued for each participant within the 10 fiscal years prior to the date of the event giving rise to payment of the benefit.

The defined benefit non-qualified executive retirement plan provides that benefits will not be paid to employees whose employment is terminated for any reason other than retirement, disability or death. Additionally, if, during the time a benefit is being paid to a former employee, it is determined that the former employee committed an act that could have resulted in a good cause discharge, the Company will cease paying benefits to the former employee.

In fiscal year 2002, Mr. Miller, Ms. Sammons and Mr. Standley agreed to give up their rights to receive benefits in the future under the non-qualified executive retirement plan in exchange for the benefits they are entitled to receive under the supplemental executive retirement plan in which they participate. Messrs. Mastrian, Panzer, Hall and Twomey are not eligible for any benefits under the non-qualified executive retirement plan. Accordingly, no estimate of the annual benefits payable under the non-qualified executive retirement plan at normal retirement age is provided for any of the Named Executive Officers.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee") is comprised of three directors, each of whom is an independent director under the New York Stock Exchange listing standards. The Committee reviews the performance of the Company's executive personnel and develops and makes recommendations to the Board of Directors with respect to executive compensation policies. The Compensation Committee is empowered by the Board of Directors to award to executive officers appropriate bonuses, stock options, stock appreciation rights ("SARs") and stock-based awards. The Compensation Committee met five times during fiscal year 2004.

The Compensation Committee has access to independent compensation data and from time to time engages outside compensation consultants. In fiscal year 2004, the Compensation Committee considered the report of outside compensation consultants with respect to the design of the 2004 Omnibus Equity Plan and with respect to the new employment agreement with Robert G. Miller entered into on April 9, 2003 and effective as of June 25, 2003.

The objectives of the Compensation Committee are to support the achievement of desired Company performance, to provide compensation and benefits that will attract and retain superior talent and reward performance and to fix a portion of compensation to the outcome of the Company's performance.

The executive compensation program is generally composed of base salary, performance bonuses and long-term incentives in the form of stock options, SARs, stock-based awards and restricted stock awards. The compensation program also includes various benefits, including the Deferred Compensation Program, and health insurance plans and programs and pension and profit sharing and retirement plans in which substantially all of the Company's full-time employees participate.

Base salaries for the executive officers of the Company are generally competitively set relative to salaries of officers of companies comparable in business and size included in the Standard & Poor's Retail Stores Composite Index. The base salary and other compensation arrangements for the Named Executive Officers were individually negotiated with each executive and are reviewed periodically by the Compensation Committee for a possible increase. The CEO's annual base salary is reviewed by the Compensation Committee for possible increase at least annually. All compensation for the CEO other than base salary is performance-based. The Compensation Committee sets both financial and strategic performance goals for the CEO and reviews the CEO's performance against these goals. In each instance, base salary for the CEO and the other executive officers takes into account individual experience and performance specific to the Company. The Compensation Committee generally attempts to provide compensation approximating the median of comparable companies. Except for increases associated with promotions or increased responsibility, increases in base salaries for executive officers of the Company from year to year are generally limited to adjustments to reflect increases in the rate of inflation.

The Compensation Committee is aware that the Internal Revenue Code of 1986, as amended (the "Code"), treats certain elements of executive compensation in excess of $1,000,000 a year as an expense not deductible by the Company for federal income tax purposes.

The Compensation Committee is empowered to approve the payment of cash performance bonuses to employees, including the CEO and other executive officers, of the Company. During fiscal year 2004, the Compensation Committee established the Annual Performance-Based Incentive Program (the "Annual Incentive Plan"). The purpose of the Annual Incentive Plan is to provide an incentive for executives of the Company and to reward them in relation to the degree to which a specified adjusted EBITDA is achieved. Adjusted EBITDA represents income from continuing operations before extraordinary items and also primarily excludes income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges for store closing and impairment, closed store liquidation expense, stock-based compensation expense, share of loss from equity investments, loss on debt and lease conversions and modifications, litigation proceeds, litigation expense, expenses related to prior management's business practices and non-recurring expenses. Each year, the Compensation Committee determines an adjusted EBITDA goal and a targeted incentive as a percentage of salary. Depending upon the adjusted EBITDA achieved during such year, participants are entitled to a percentage, ranging from 0% to 200%, of the targeted incentive award fixed by the Compensation Committee. Under the leadership of Mary F. Sammons, the Company's current CEO, the Company's adjusted EBITDA for fiscal year 2004 entitled the executive officers to receive 150% of the targeted incentive.

The Compensation Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options to the Company's employees, including executive officers. Stock options typically are granted at the prevailing market price and, therefore, will only have value if the Company's stock price increases over the exercise price. The Compensation Committee believes that the grant of stock options and stock-based awards provides a long-term incentive to such persons to contribute to the growth of the Company and establishes a direct link between compensation and stockholder return, measured by the same index used by stockholders to measure Company performance. The terms of options granted by the Compensation Committee, including vesting, exercisability and option term, are determined by the Compensation Committee, based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer, previous option grants to executive officers and a review of competitive equity compensation for executive officers of similar rank in companies that are comparable to the Company's industry and size.

        Stuart M. Sloan, Compensation Committee Chairman
                Jonathan D. Sokoloff, Compensation Committee Member
                John G. Danhakl, Compensation Committee Member

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During fiscal year 2004, no executive officer of Rite Aid served as a director or as a member of the compensation committee of another company who had an executive officer that served as a member of the Compensation Committee or as a director of Rite Aid.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of our outside directors. The Board of Directors has determined that each member of the Audit Committee is an independent director under the New York Stock Exchange listing standards and satisfies the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 and the additional NYSE requirements for audit committee members. The Board has determined that Alfred M. Gleason qualifies as an "audit committee financial expert" as that term is defined under SEC rules.

The Board has adopted a written charter of the Audit Committee which further describes the role of the Audit Committee, a copy of which is attached as Appendix B hereto. The Audit Committee, among other things, appoints and engages our independent auditors and oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for our financial statements, our accounting principles, our systems of internal control and our financial reporting process. Our independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the Audit Committee met seven times during fiscal year 2004.

During those meetings the Audit Committee:

•	Met with our internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of our internal controls for their respective purposes and the overall quality of our financial reporting.

•	Reviewed and discussed with management and our independent auditors the audited financial statements included in our Annual Report on Form 10-K. The discussions included the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and the Annual Report on Form 10-K.

•	Reviewed the Audit Committee charter.

•	Reviewed and discussed with our independent auditors those matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified and supplemented. Also reviewed and discussed critical accounting policies and practices, alternative accounting treatments, and other material written communications between management and our independent auditors.

•	Preapproved audit, audit-related, tax and other services performed by our independent auditors. Our preapproval policy requires us to preapprove all audit, audit-related, tax and other permissible services provided by the independent auditors on a case-by-case basis. Our preapproval policy specifically prohibits our independent auditors from performing any of the services prohibited by the Sarbanes-Oxley Act of 2002.

In addition, although not required by the SEC, the Audit Committee requests fee estimates associated with each proposed service. Providing a fee estimate for a service incorporates appropriate oversight and control of the independent auditor relationship. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date, and forecast, against pre-approved services and fee estimates.

•	Discussed with our independent auditors matters relating to their independence and received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1, as modified and supplemented. The Audit Committee has considered whether the level of non-audit related services provided by our independent auditors is consistent with maintaining their independence.

As outlined in the table below, we incurred the following fees, including expenses billed to the Company for the fiscal years ended February 28, 2004 and March 1, 2003 by the Company's independent auditors, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "the Deloitte Entities"), which includes Deloitte Consulting.

	Year Ended
Description of Fees	February 28, 2004	March 1, 2003
	(Amounts in Millions)
Audit fees, including reviews of interim financial statements, registration statement filings and comfort letters related to various refinancing activities	$2.4	$3.6

Audit-related fees:
Audits of employee benefit plans' financial statements	0.3	0.4
Acquisition due diligence assistance	0.5	—
Total audit-related fees	0.8	0.4

Tax fees, primarily assistance in preparing amended prior years' income tax returns	1.3	0.7

All other fees:
Assistance in evaluating expense reduction opportunities	—	0.5
Other	0.1	0.1
Total other fees	0.1	0.6
Grand total	$4.6	$5.3

In reliance on the meetings and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2004 for filing with the Securities and Exchange Commission.

Alfred M. Gleason, Audit Committee Chairman
George G. Golleher, Audit Committee Member
Colin V. Reed, Audit Committee Member

STOCK PERFORMANCE GRAPH

The graph below compares the yearly percentage change in the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on (i) the Russell 1000 Consumer Staples Index, and (ii) the Russell 1000 Index, over the same period (assuming the investment of $100.00 in the Common Stock and such indexes on February 28, 1999 and reinvestment of dividends).

For comparison of cumulative total return, the Company has elected to use the Russell 1000 Consumer Staples Index, consisting of 88 companies including the three largest drugstore chains, and the Russell 1000 Index. This allows comparison of the Company to a peer group of similar sized companies. We are one of the companies included in Russell 1000 Consumer Staples Index and the Russell 1000 Index. The Russell 1000 Consumer Staples Index is a capitalization-weighted index of companies that provide products directly to consumers that are typically considered nondiscretionary items based on consumer purchasing habits. The Russell 1000 Index consists of the largest 1000 companies in the Russell 3000 Index and represents the universe of large capitalization stocks from which many active money managers typically select.

	1999	2000	2001	2002	2003	2004
Rite Aid Corporation	$100.00	$18.26	$15.07	$7.47	$5.94	$13.81
Russell 1000 Index	$100.00	$115.32	$104.10	$94.16	$73.24	$102.31
Russell Consumer Staples Index	$100.00	$76.10	$103.93	$108.66	$91.90	$118.12

*	The Company's fiscal year ends on the Saturday closest to February 29 or March 1. Fiscal year 2004 included 52 weeks and ended on February 28, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires Rite Aid's executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the NYSE. Such persons are required by SEC regulations to furnish Rite Aid with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Rite Aid, the Company has determined that during fiscal year 2004 no persons subject to Section 16(a) reporting submitted late filings under Section 16(a) of the Exchange Act, except for Mary F. Sammons who filed a late Form 4.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information concerning the beneficial shareholdings of (a) each director, (b) each nominee for director, (c) each individual named in the Summary Compensation Table appearing elsewhere herein, (d) each holder of more than five percent of the Common Stock and (e) all directors and executive officers as a group (based on 517,213,069 shares of Common Stock outstanding as of the Record Date, which includes the number of shares of Common Stock into which the outstanding shares of Series D Preferred Stock are convertible). Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.

Beneficial Owners	Number of Common Shares Beneficially Owned (1)		Percentage of Class
Named Executive Officers and Directors:
John G. Danhakl . . . . . . . . . . . .. . . . ..	77,542,412	(2)	13.04%
Alfred M. Gleason. . . . . . . . . . . . . . ..	328,301	(3)	*
George G. Golleher . . . . . . . . . . . . . ..	133,334	(4)	*
Christopher S. Hall. . . . . . . . . . . . . . ..	1,232,612	(5)	*
James P. Mastrian . . . . . . . . . . . . . . ..	2,213,648	(6)	*
Robert G. Miller . . . . . . . . . . . . . . . ..	10,569,541	(7)	2.01%
Mark C. Panzer . . . . . . . . . . . . . . . . ..	815,499	(8)	*
Colin V. Reed . . . . . . . . . . . . . . . . . ..	58,334	(9)	*
Mary F. Sammons . . . . . . . . . . . . .. ..	7,797,727	(10)	1.49%
Stuart M. Sloan . . . . . . . . . . . . . . . . ..	166,645	(11)	*
Jonathan D. Sokoloff . . . . . . . . . . . ..	78,181,197	(12)	13.15%
John T. Standley . . . . . . . . . . . . . . . ..	4,530,910	(13)	*
Kevin Twomey . . . . . . . . . . . . . . . ..	494,894	(14)	*
All Executive Officers and Directors (12 persons)** . . . . . . . .. . . ..	105,356,681		16.97%
5% Stockholders:
Green Equity Investors III, L.P. . . . . . . . ..	77,475,761	(15)	13.03	%(16)
11111 Santa Monica Blvd. Suite 2000 Los Angeles, CA 90025

*	Percentage less than 1% of class.
**	Because Mr. Hall currently is not an executive officer of the Company, his shares are not included in the total number of shares of "All Executive Officers and Directors."
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under Exchange Act, thereby including options exercisable within 60 days of the Record Date of May 3, 2004.

(2)	This amount includes 77,475,761 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Danhakl is a managing director and equity owner.
(3)	This amount includes 71,500 shares owned by Mr. Gleason's spouse and 150,001 shares which may be acquired within 60 days by exercising stock options.
(4)	This amount includes 83,334 shares which may be acquired within 60 days by exercising stock options.
(5)	This amount includes 1,140,966 shares which may be acquired within 60 days by exercising stock options and 91,646 restricted shares.
(6)	This amount includes 2,068,750 shares which may be acquired within 60 days by exercising stock options and 125,000 restricted shares.
(7)	This amount includes 9,256,762 shares which may be acquired within 60 days by exercising stock options.
(8)	This amount includes 700,000 shares which may be acquired by exercising stock options and 81,666 restricted shares.
(9)	This amount includes 33,334 shares which may be acquired within 60 days by exercising stock options.
(10)	This amount includes 7,072,216 shares which may be acquired within 60 days by exercising stock options.
(11)	This amount includes 150,001 shares which may be acquired within 60 days by exercising stock options.
(12)	This amount includes 705,436 shares owned jointly by Mr. Sokoloff and his spouse and 77,475,761 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Sokoloff is an executive officer and equity owner.
(13)	This amount includes 4,328,296 shares which may be acquired within 60 days by exercising stock options.
(14)	This amount includes 453,750 shares which may be acquired within 60 days by exercising stock options and 28,644 restricted shares..
(15)	Green Equity Investors III, L.P. beneficially owns 77,475,761 shares of common stock. This number represents the number of shares issuable within 60 days of May 3, 2004 upon the conversion of convertible preferred stock.
(16)	Based upon the number of shares outstanding as of the record date and assuming conversion of all Series D Preferred Stock by Green Equity Investors III, L.P.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Rite Aid has entered into a two-year agreement with Leonard Green & Partners L.P., effective January 1, 2003 and as amended, whereby Rite Aid has agreed to pay Leonard Green & Partners L.P. a fee of $990,000 per year for its consulting services. The consulting agreement also provides for the reimbursement of out-of-pocket expenses incurred by Leonard Green & Partners, L.P. This agreement is an extension of Rite Aid's existing consulting agreement with Leonard Green & Partners, L.P. Pursuant to the consulting agreement, Rite Aid may engage Leonard Green & Partners, L.P. to provide financial advisory and investment banking services in connection with major financial transactions that it undertakes in the future. During fiscal year 2004, Rite Aid paid Leonard Green & Partners, L.P. a consulting fee of $ $990,000. Both John G. Danhakl and Jonathan D. Sokoloff, each a director of Rite Aid, are equity owners of Leonard Green & Partners, L.P.

On October 11, 2002, Rite Aid entered into a three-year agreement with InfoAcess.net whereby Rite Aid provides point of sale data to InfoAccess.net, which customizes reports that it sells to Rite Aid vendors. Rite Aid paid InfoAccess.net an initial set-up fee of $125,000. Shawn Mastrian, the son of James P. Mastrian, Rite Aid's Senior Executive Vice President, Marketing, Logistics and Pharmacy Services was a Vice President, Strategic Alliances of InfoAccess.net at the time the Company entered into the agreement. Mr. Mastrian's son left InfoAccess.net in December 2003.

During fiscal year 2004, the Company incurred $64,255 in legal fees payable to Janice Jackson, the sister of Mary F. Sammons, the Company's CEO, for representation of Ms. Sammons in a dispute concerning her employment agreement with a former employer.

STOCKHOLDER PROPOSALS

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Any Stockholder desiring to present a proposal for inclusion in the Company's Proxy Statement for the 2005 Annual Meeting of Stockholders of the Company must present the proposal to the Company not later than January 21, 2005. Only those proposals that comply with the requirements of Rule 14a-8 will be included in the Company's Proxy Statement for the 2005 Annual Meeting. Written notice of stockholder proposals submitted outside the process of Rule 14a-8 for consideration at the 2005 Annual Meeting of Stockholders (but not included in the Company's Proxy Statement) must be received by the Company by April 6, 2005 in order to be considered timely, subject to any provisions of the Company's bylaws. The Chairman of the meeting may determine that any proposal for which the Company did not receive timely notice shall not be considered at the meeting. If in the discretion of the Chairman any such proposal is to be considered at the meeting, the persons designated in the Company's Proxy Statement shall be granted discretionary authority with respect to the untimely stockholder proposal.

INCORPORATION BY REFERENCE

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the information included under the captions "Report of the Compensation Committee on Executive Compensation," "Audit Committee Report" and "Stock Performance Graph" shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates these items by reference.

OTHER MATTERS

The Board of Directors knows of no other matters that have been submitted for consideration at this Meeting. If any other matters come before the Stockholders at this Meeting, the persons named on the enclosed proxy intend to vote the shares they represent in accordance with their best judgment.

INDEPENDENT AUDITORS

Deloitte & Touche LLP served as the Company's independent auditors for fiscal year 2004 and the Company's Audit Committee is in the process of negotiating with Deloitte & Touche the terms of an arrangement to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2005. A representative of Deloitte & Touche is expected to be present at the meeting, and the representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

The entire cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, solicitations may be made by telephone, internet and personal interviews by officers, directors and regularly engaged employees of the Company. The Company has retained W. F. Doring & Co., Inc. to assist in the solicitation of proxies for approximately $5,000, plus out-of-pocket expenses. Brokerage houses, custodians, nominees and fiduciaries that receive the solicitation materials will be requested to forward this proxy statement to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

IMPORTANT NOTICE REGARDING DELIVERY
OF STOCKHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is referred to as "householding," potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.

Rite Aid and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain Stockholders who share a single address, only one copy of this Proxy Statement and the Company's 2004 Annual Report is being sent to that address, unless we received contrary instructions from any Stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more Stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Rite Aid stock in "street name," additional information regarding householding of proxy materials should be forwarded to you by your broker.

However, if you wish to receive a separate copy of this Proxy Statement or the Company's 2004 Annual Report, or would like to receive separate proxy statements and annual reports in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another Stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Robert B. Sari, Secretary, or by calling the Secretary at (717) 761-2633.

ANNUAL REPORT

A copy of Rite Aid's Annual Report on Form 10-K for the fiscal year ended February 28, 2004 is being mailed together with this Proxy Statement to all Stockholders entitled to notice of and to vote at the Meeting.

Appendix A

RITE AID CORPORATION
2004 OMNIBUS EQUITY PLAN

1.    Purpose; Establishment.

The Rite Aid Corporation 2004 Omnibus Equity Plan (the "Plan") is intended to promote the interests of the Company and its shareholders by providing officers and other employees of the Company (including directors who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, non-employee directors and consultants in fulfilling their personal responsibilities for long-range achievements. The Plan has been adopted and approved by the Board of Directors (defined below) and shall become effective as of June 24, 2004, subject to the approval of the shareholders of the Company.

2.    Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

(a)	"Affiliate" means any entity if, at the time of granting of an Award (1) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (2) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

(b)	"Agreement" shall mean the written agreement between the Company and a Participant evidencing an Award or a notice of an Award delivered to a Participant by the Company.

(c)	"Award" shall mean any Option, Restricted Stock, Phantom Stock, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

(d)	"Board of Directors" shall mean the Board of Directors of the Company.

(e)	"Business Criteria" shall mean (1) return on total stockholder equity; (2) earnings or book value per share of Company Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization ("EBIT", "EBITA" or "EBITDA"); (5) inventory goals; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) earnings from continuing operations; (10) levels of expense, costs or liabilities; (11) store level performance; (12) operating profit; (13) sales or revenues; (14) stock price appreciation; (15) total shareholder return; (16) implementation or completion of critical projects or processes; or (17) any combination of the foregoing. Where applicable, Business Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Business Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Business Criteria shall be determined, where applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(f)	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)	"Committee" shall mean a committee of the Board of Directors, which shall consist of two or more persons, each of whom shall qualify as an "outside director" within the meaning of Section 162(m) of the Code, a "nonemployee director" within the meaning of Rule 16b-3 and an "independent director" within the meaning of the New York Stock Exchange Listed Company Manual.

(h)	"Company" shall mean Rite Aid Corporation, a Delaware corporation, and, where appropriate, each of its Affiliates.

(i)	"Company Stock" shall mean the common stock of the Company, par value $1.00 per share.

(j)	"Covered Employee" shall have the meaning set forth in Section 162(m) of the Code.

(k)	"Effective Date" shall mean June 24, 2004.

(l)	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m)	"Fair Market Value" shall mean, with respect to a share of Company Stock, the average of the high and low price of Company Stock as quoted on the composite tape of the New York Stock Exchange and published in The Wall Street Journal with respect to the date on which the Fair Market Value is to be determined, or if there is no trading of Company Stock on such date, such price on the next preceding date on which there was trading in such shares.

(n)	"Incentive Stock Option" shall mean an Option that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

(o)	"Nonqualified Stock Option" shall mean an Option other than an Incentive Stock Option.

(p)	"Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

(q)	"Other Award" shall mean an Award granted pursuant to Section 11 hereof.

(r)	"Participant" shall mean an employee, non-employee director or consultant of the Company to whom an Award is granted pursuant to the Plan.

(s)	"Phantom Stock" shall mean the right, granted pursuant to Section 9, to receive in cash or shares the Fair Market Value of a share of Company Stock.

(t)	"Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to restrictions as set forth in Section 8(d).

(u)	"Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(v)	"Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

(w)	"Stock Appreciation Right" shall mean the right to receive, upon exercise of the right, the applicable amounts as described in Section 8.

(x)	"Stock Bonus" shall mean a bonus payable in shares of Company Stock granted pursuant to Section 10.

(y)	"Subsidiary" shall mean a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

3.    Stock Subject to the Plan.

(a)	Shares Available for Awards. The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 20,000,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued shares of Company Stock or authorized and issued shares of Company Stock held in the Company's treasury. The maximum number of such shares of Company Stock that may be granted under the Plan pursuant to Awards (other than Options or Stock Appreciation Rights granted in tandem with Options) shall not exceed 10,000,000 (subject to adjustment as provided herein).

(b)	Individual Limitation; Limitation on Certain Awards. The maximum number of shares of Company Stock to which Awards relate that may be granted to any Participant during any calendar year shall not exceed 1,000,000 shares (subject to adjustment as provided herein).

(c)	Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall adjust, in its sole and absolute discretion, (1) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the limitations set forth in Sections 3(a) and 3(b); provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

(d)	Reuse of Shares. Except to the extent that to do so would prevent the grant of Incentive Stock Options hereunder, the following shares of Company Stock shall again become available for Awards: (1) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such Award without having been exercised or settled; (2) any shares subject to an Award that are retained by the Company as payment of the exercise price or tax withholding obligations with respect to an Award; and (3) a number of shares equal to the number of previously owned shares of Company Stock surrendered to the Company as payment of the exercise price of an Option or to satisfy tax withholding obligations with respect to an Award. In addition, (A) to the extent an Award is paid or settled in cash, the number of shares of Company Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (B) in the event of the exercise of a Stock Appreciation Right granted in relation to an Option, the excess of the number of shares subject to the Stock Appreciation Right over the number of shares delivered upon the exercise of the Stock Appreciation Right shall again be available for grants of Awards pursuant to the Plan.

4.    Administration of the Plan.

The Plan shall be administered by the Committee.    The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Company Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable, (b) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant), (c) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock, Stock Bonus or Other Award, and (d) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan. Notwithstanding anything in the Plan to the contrary, the powers and authority of the Committee shall be exercised by the Board of Directors in the case of Awards made to non-employee directors.

5.    Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of the Company), consultants to the Company and non-employee directors of the Company, in each case as the Committee (or, in the case of non-employee directors, the Board of Directors) shall select from time to time. The grant of an Award hereunder in any year to any Employee, non-employee director or consultant shall not entitle such person to a grant of an Award in any future year.

6.    Awards Under the Plan; Agreement.

The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Phantom Stock, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.    Options.

(a)	Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. All Options shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee with respect to a Nonqualified Stock Option.

(b)	Exercise Price. Each Agreement with respect to an Option shall set forth the amount per share (the "option exercise price") payable by the Participant to the Company upon exercise of the Option. The option exercise price shall be equal to or greater then the Fair Market Value of a share of Company Stock on the date of grant. Other than with respect to an adjustment described in Section 3, in no event shall the option exercise price be reduced following the grant of an Option, nor shall an Option be cancelled in exchange for a replacement Option with a lower exercise price. In addition, the Committee shall not have the authority to grant an Option which provides that the Participant will be granted a new Option (sometimes referred to as a "reload option") for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or a part of the original Option.

(c)	Term and Exercise of Options.

(i)	Each Option shall become exercisable at the time determined by the Committee and set forth in the applicable Agreement. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. Except as may be set forth in an Agreement with respect to vesting of an Option upon termination of employment or service or upon a change in control of the Company, Options granted hereunder that vest solely upon the continued employment or service of the Participant may not become fully vested prior to the third anniversary of the date upon which the Option is granted. Subject to Section 7(d) hereof, the Committee shall determine the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option.

(ii)	An Option shall be exercised by delivering the form of notice of exercise provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier's check or wire transfer; (B) in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (C) by any such other methods (including broker assisted cashless exercise) as the Committee may from time to time authorize; provided, however, that in the case of a Participant who is subject to Section 16 of the Exchange Act, the method of making such payment shall be in compliance with applicable law. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

(iii)	Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d)	Provisions Relating to Incentive Stock Options. Incentive Stock Options may only be granted to employees of the Company and its Affiliates, in accordance with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 7(d), Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)	Effect of Termination of Employment (or Provision of Services). In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate for any reason other than (i) cause (as defined in the applicable Agreement), (ii) death or (iii) disability or retirement, each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term. Each Option that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account of the death of the Participant, each Option granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall remain exercisable by the Participant's legal representatives, heirs or legatees for the one year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term. In the event of the termination of a Participant's employment for cause (as defined in the applicable Agreement), each outstanding Option granted to such Participant shall terminate at the commencement of business on the date of such termination. In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account of the disability or retirement of the Participant (in each case as determined by the Committee), each Option granted to such Participant that is outstanding and vested as of the date of such termination shall remain exercisable by the Participant (or such Participant's legal representatives) for the one year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term. Each Option that remains unexercisable as of the date of a termination due to disability or retirement shall be terminated at the time of such termination (except as may be otherwise determined by the Committee).

(f)	Leave of Absence. In the case of any Participant on an approved leave of absence, the Committee may make such provision respecting the continuance of the Option while in the employ or service of the Company as it may deem equitable, except that in no event may an Option be exercised after the expiration of its term.

8.    Stock Appreciation Rights.

(a)	A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or, with respect to a Nonqualified Stock Option, at any time thereafter during the term of the Option, or may be granted unrelated to an Option. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant.

(b)	A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 8(d). Such Option will, to the extent surrendered, then cease to be exercisable.

(c)	Subject to Section 8(i) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(d)	Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i)	the excess of the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over the option exercise price specified in the related Option, by

(ii)	the number of shares as to which such Stock Appreciation Right is exercised.

(e)	A Stock Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

(i)	the excess of (1) the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over (2) the greater of the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right was granted or such greater amount as may be set forth in the applicable Agreement, by

(ii)	the number of shares as to which such Stock Appreciation Right is exercised.

(f)	Notwithstanding subsections (d) and (e) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Agreement.

(g)	Payment of the amount determined under subsections (d) and (e) above may be made solely in whole shares of Company Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that payment will be made in shares of Company Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(h)	Other than with respect to an adjustment described in Section 3, in no event shall the exercise price with respect to a Stock Appreciation Right be reduced following the grant of such Stock Appreciation Right, nor shall the Stock Appreciation Right be cancelled in exchange for a replacement Stock Appreciation Right with a lower exercise price.

(i)	In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate for any reason other than (i) cause (as defined in the applicable Agreement), or (ii) death, each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term. Any Stock Appreciation Right that is not exercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account of the death of the Participant, each Stock Appreciation Right granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall remain exercisable by the Participant's legal representatives, heirs or legatees for the one year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term. In the event of the termination of a Participant's employment for cause (as defined in the applicable Agreement), each outstanding Stock Appreciation Right granted to such Participant shall terminate at the commencement of business on the date of such termination.

9.    Restricted Stock.

(a)	Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)	Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 9(h), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(d) shall lapse. Except as may be set forth in an Agreement with respect to vesting of Restricted Stock upon termination of employment or service or upon a change in control of the Company, Restricted Stock granted hereunder that vests solely upon the continued employment or service of the Participant may not become fully vested prior to the third anniversary of the date upon which the Restricted Stock is granted.

(c)	Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The Committee may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

(d)	Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant's rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be forfeited by the Participant.

(e)	Dividends on Restricted Stock. The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(f)	Issuance of Certificates. The Committee may, upon such terms and conditions as it determines, provide that (1) a certificate or certificates representing the shares underlying a Restricted Stock award shall be registered in the Participant's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement, (2) such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited or (3) the Participant's ownership of the Restricted Stock shall be registered by the Company in book entry form.

(g)	Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, which may bear a restrictive legend, if the Committee determines such a legend to be appropriate.

(h)	Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Agreement, and subject to the Committee's authority under Section 4 hereof, upon the termination of a Participant's employment (or upon cessation of such Participant's services to the Company) for any reason, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

10.    Phantom Stock.

(a)	Vesting Date. At the time of the grant of shares of Phantom Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 10(c) are satisfied, and subject to Section 10(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

(b)	Benefit Upon Vesting. Unless otherwise provided in an Agreement, upon the vesting of a share of Phantom Stock, the Participant shall be paid, within 30 days of the date on which such share vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

(c)	Conditions to Vesting. At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria.

(d)	Effect of Termination of Employment (or Provision of Services). Except as may otherwise be provided in the applicable Agreement, and subject to the Committee's authority under to Section 4 hereof, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant's termination of employment (or upon cessation of such Participant's services to the Company) for any reason.

11.    Stock Bonuses.

In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

12.    Other Awards.

Other forms of Awards ("Other Awards") valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan.

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards, or the conditions to the vesting and/or payment of such Other Awards (which may include, but not be limited to, achievement of performance goals based on one or more Business Criteria) and all other terms and conditions of such Other Awards.

13.    Special Provisions Regarding Certain Awards.

The Committee may make Awards hereunder to Covered Employees (or to individuals whom the Committee believes may become Covered Employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The exercisability and/or payment of such Awards may be subject to the achievement of performance goals based upon one or more Business Criteria and to certification of such achievement in writing by the Committee. Such performance goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) and the regulations thereunder. All provisions of such Awards which are intended to qualify as performance-based compensation shall be construed in a manner to so comply.

14.    Rights as a Shareholder.

No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares. Except for adjustments provided in Section 3(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

15.    No Employment Rights; No Right to Award.

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

16.    Securities Matters.

(a)	Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

(b)	The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17.    Withholding Taxes.

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

18.    Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

19.    Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

20.    Amendment or Termination of the Plan.

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Sections 3 and 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Award.

21.    Transfers Upon Death.

Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

22.    Expenses and Receipts.

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

23.    Effective Date and Term of Plan.

The Plan shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

24.    Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

25.    Participant Rights.

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.

26.    Unfunded Status of Awards.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

27.    No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

28.    Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

29.    Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Appendix B

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF RITE AID CORPORATION

1.	Purpose. The purpose of the Audit Committee of the Board of Directors of Rite Aid Corporation (the "Corporation") is to: 1) provide assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to: a) matters involving the accounting, auditing, financial reporting, internal control and disclosure control functions of the Corporation and its subsidiaries, b) the performance of the Corporation's internal audit department and c) compliance by the Corporation with legal and regulatory requirements; and 2) be directly responsible for the appointment, compensation and oversight of the Corporation's independent auditors, including the independent auditor's qualifications and independence.

2.	Composition. The Audit Committee shall be comprised of three or more independent directors as determined from time to time by resolution of the Board of Directors. Each member of the Audit Committee shall be qualified to serve on the Audit Committee pursuant to the requirements of the New York Stock Exchange (the "NYSE") and any additional requirements that the Board deems appropriate. The Chairman of the Audit Committee shall be designated by the Board of Directors, provided that if the Board of Directors does not so designate a Chairman, the members of the Audit Committee, by majority vote, may designate a Chairman. Each member of the Audit Committee shall have a working knowledge of financial and accounting practices and be qualified to serve on the Audit Committee pursuant to the requirements of the NYSE, and at least one Audit Committee member shall meet the definition of an "audit committee financial expert", as defined in Item 401(h) of Regulation S-K, as determined by the Board of Directors.

3.	Meetings. The Audit Committee shall meet or confer with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The Audit Committee, in its discretion, may ask members of management or others to attend its meetings and conferences (or portions thereof) and to provide pertinent information as necessary. The Audit Committee shall maintain minutes of its meetings and conferences and records relating to those meetings and conferences and provide copies of such minutes to the Board of Directors.

4.	Duties and Responsibilities. In carrying out its duties and responsibilities, the Audit Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Audit Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Audit Committee:

(a)	In its sole discretion, appoint, determine funding for and oversee the independent auditors to audit the financial statements of the Corporation and its subsidiaries for each fiscal year;

(b)	Review and approve the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein;

(c)	Review and preapprove audit, audit related, tax and other services provided by the Corporation's independent auditors;

(d)	Review the performance of the Corporation's independent auditors and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

(e)	Oversee the independence of the Corporation's independent auditors by, among other things:

(i)	requiring the independent auditors to deliver to the Audit Committee on an annual basis a formal written statement delineating all relationships between the independent auditors and the Corporation;

(ii)	actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board of Directors take appropriate action to satisfy itself of the auditors' independence; and

(iii)	preapprove the hiring of professionals who were members of the audit engagement team of the Corporation's independent auditors and will be employed by the Corporation in any financial management role.

(f)	Instruct the Corporation's independent auditors that they are ultimately accountable to the Audit Committee and that the Audit Committee is directly responsible for the selection, appointment, compensation, evaluation, oversight and termination of the Corporation's independent auditors;

(g)	Review and approve the annual audit plan of the Corporation's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year;

(h)	Review and accept, if appropriate, the annual audit plan of the Corporation's internal audit department and monitor such plan's progress and results during the year as well as internal audit reports and management's response, department budget and department staffing;

(i)	Review annually, or as often as necessary, the results and written communications from the independent auditors related to the year-end audit of the Corporation, including a schedule of unadjusted differences, any comments or recommendations of the Corporation's independent auditors, any audit problems or difficulties encountered with management's response, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. Discuss on an interim basis the results of the quarterly review procedures performed by the independent auditors, including a schedule of unadjusted differences or any comments or recommendations of the Corporation's independent auditors;

(j)	Review with management and the Corporation's independent auditors such critical accounting policies (new and changes therein) of the Corporation, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and any financial reporting issues which could have a material impact on the Corporation's financial statements, as are deemed appropriate for review by the Audit Committee prior to any interim or year-end filings or filings under the Securities Act of 1933 with the SEC or other regulatory body;

(k)	Review with management and the Corporation's independent auditors material transactions and major areas of risk exposure or use of estimates and judgment;

(l)	Review the Corporation's guidelines and policies with respect to risk assessment and risk management;

(m)	Meet annually, or more frequently as circumstances dictate, with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

(n)	Review the adequacy and effectiveness of the Corporation's accounting, internal and disclosure control policies and procedures through inquiry and discussions with the Corporation's independent auditors, internal audit department and management of the Corporation;

(o)	Review with management the Corporation's administrative, operational and accounting internal controls, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

(p)	Review the Corporation's policies relating to rules of conduct and to the avoidance of conflicts of interest and review past or proposed transactions between related parties and the Corporation and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Audit Committee shall consider the results of any review of these policies and procedures by the Corporation's independent auditors or internal audit department;

(q)	Obtain from the Corporation's independent auditors any information with respect to illegal acts pursuant to Section 10A of the Securities Exchange Act of 1934;

(r)	Obtain and review from the Corporation's independent auditors a formal written statement describing their internal quality control procedures and any material issues raised by such procedures or raised by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more independent audits carried out by the firm and any other steps taken to deal with any such issues;

(s)	Confer with the independent auditors and management to review, prior to public announcement or filing with the SEC or conducting prospective operating results discussions with credit rating agencies and lead bankers, the Corporation's prospective operating results or guidance, historical financial statements including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the filings and any certifications, report or opinion rendered by the Corporation's Principal Executive or Financial Officer or independent auditors to be included in the Annual Report on Form 10-K or Quarterly Reports on Form 10-Q. With regards to historical operating results, confirm that such financial statements, Management's Discussion and Analysis of Financial Condition and Results of Operations and certifications, reports or opinions have been appropriately audited or reviewed by the Corporation's independent auditors; and with regards to the Annual Report on Form 10-K, recommend to the Board that: (i) the audited financial statements should be included in the filing and (ii) the Annual Report on Form 10-K as drafted should be filed with the SEC;

(t)	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or other matters;

(u)	Confer with the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting and regulatory developments that may have a bearing on the Corporation;

(v)	Establish and maintain free and open means of communication between and among the Board of Directors, the Audit Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet privately with the Audit Committee;

(w)	Review and reassess annually, or more frequently as circumstances dictate, the adequacy of the Audit Committee's purpose, duties, responsibilities and charter and the performance of the Audit Committee;

(x)	Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;

(y)	Secure independent expert advice as the Audit Committee deems necessary, including retaining independent counsel, accountants, consultants or others, the cost of such expert advisors to be borne by the Corporation, to assist the Audit Committee in fulfilling its duties and responsibilities;

(z)	Report regularly to the Board of Directors on its activities, as appropriate; and

(aa)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Audit Committee or the Board of Directors deems necessary or appropriate.

While the Audit Committee has the duties and responsibilities set forth in this charter, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Audit Committee to ensure that the Corporation complies with all laws and regulations.

RITE AID

[ ] Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.

1. The Board of Directors unanimously recommends a vote FOR proposal 1.

	For	Withhold
01 - Mary F. Sammons	[ ]	[ ]
02 - George G. Golleher	[ ]	[ ]

B Issues

The Board of Directors unanimously recommends a vote FOR proposal 2.

	For	Against	Abstain
2. Approval of the Rite Aid Corporation 2004 Omnibus Equity Plan.	[ ]	[ ]	[ ]

The Board of Directors unanimously recommends a vote AGAINST proposal 3.

	For	Against	Abstain
3. Approval of stockholder proposal concerning an employment diversity report.	[ ]	[ ]	[ ]

Non-Proposal

	For	Against	Abstain
1. Until contrary notice to the Company, I consent to access all future notices of annual meetings, proxy statements, and annual reports issued by the Company over the Internet. Please see reverse for further details.	[ ]	[ ]	[ ]

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box ______________

Signature 2 - Please keep signature within the box ______________

Date (mm/dd/yyyy) ______________

Proxy – Rite Aid Corporation

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – JUNE 24, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert G. Miller, John T. Standley and Robert B. Sari, or any one of them, as proxies with full power of substitution, to vote all shares of stock of Rite Aid Corporation (the "Company"), as set forth below, that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California 90067, at 10:30 a.m., on June 24, 2004, and at any adjournments or postponements thereof. If applicable, this proxy shall also govern the voting of stock held for the account of the undersigned in the Company's Investment Opportunity Plan, or any applicable employee benefit plan.

The Company provides its annual reports and proxy solicitation materials, including notices to stockholders of annual meetings and proxy statements, over the Internet.
If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company's printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.

To give your consent, mark the appropriate box located on the reverse of this Proxy Card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED (I) FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR, (II) FOR THE APPROVAL, RATIFICATION AND ADOPTION OF THE RITE AID CORPORATION 2004 OMNIBUS EQUITY PLAN, (III) AGAINST THE APPROVAL OF THE STOCKHOLDER PROPOSAL, AND (IV) IN THE NAMED PROXIES' DISCRETION ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT FURNISHED HEREWITH, AND HEREBY CONFIRMS THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE STOCKHOLDER'S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

(Continued on reverse side.)

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you call.

- Call toll free 1-877-785-2637 in the United States or Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the simple instructions provided by the recorded message.

- Go to the following web site: **WWW.COMPUTERSHARE.COM/US/PROXY**
- Enter the information requested on your computer screen and follow the simple instructions.

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If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on June 24, 2004.
THANK YOU FOR VOTING